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                                                                   EXHIBIT 10.27

                           SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "AGREEMENT") dated as of June 30, 2003, is entered into among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation f/k/a PMR Corporation ("PSI"), PSYCHIATRIC SOLUTIONS OF ALABAMA, INC., a Tennessee corporation ("PS ALABAMA"), PSYCHIATRIC SOLUTIONS OF FLORIDA, INC., a Tennessee corporation ("PS FLORIDA"), PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC., a Tennessee corporation ("PS TENNESSEE"), SOLUTIONS CENTER OF LITTLE ROCK, INC., a Tennessee corporation ("LITTLE ROCK"), PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC., a Tennessee corporation ("PS NORTH CAROLINA"), PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC., a Tennessee corporation ("PSI COMMUNITY"), PSI-EAP, INC., a Delaware corporation ("PSI-EAP"), SUNSTONE BEHAVIORAL HEALTH, INC., a Tennessee corporation ("SUNSTONE"), THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC., a Tennessee corporation ("COUNSELING CENTER"), PSI HOSPITALS, INC., a Delaware corporation ("PSI HOSPITALS"), PSI TEXAS HOSPITALS, LLC, a Texas limited liability company ("TEXAS HOSPITALS"), PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC., a Tennessee corporation ("PPM ARKANSAS"), TEXAS CYPRESS CREEK HOSPITAL, L.P., a Texas limited partnership ("CYPRESS CREEK"), TEXAS WEST OAKS HOSPITAL, L.P., a Texas limited partnership ("WEST OAKS"), NEURO INSTITUTE OF AUSTIN, L.P., a Texas limited partnership ("NEURO INSTITUTE"), AERIES HEALTHCARE CORPORATION, a Delaware corporation ("AERIES"), AERIES HEALTHCARE OF ILLINOIS, INC., an Illinois corporation ("AERIES ILLINOIS"), INFOSCRIBER CORPORATION, a Delaware corporation ("INFOSCRIBER"), COLLABORATIVE CARE CORPORATION, a Tennessee corporation ("COLLABORATIVE CARE"), PSYCHIATRIC SOLUTIONS HOSPITALS, INC., a Delaware corporation ("HOSPITALS"), PSYCHIATRIC MANAGEMENT RESOURCES, INC., a California corporation ("PMR"), PSI CEDAR SPRINGS HOSPITAL, INC., a Delaware corporation ("PSI CEDAR SPRINGS"), PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC., a Delaware corporation ("PS OKLAHOMA"), TEXAS LAUREL RIDGE HOSPITAL, L.P., a Texas limited partnership ("LAUREL RIDGE"), TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P., a Texas limited partnership ("TEXAS OAKS"), TEXAS SAN MARCOS TREATMENT CENTER, L.P., a Texas limited partnership ("SAN MARCOS"), and THERAPEUTIC SCHOOL SERVICES, LLC, an Oklahoma limited liability company ("THERAPEUTIC") (individually and collectively, the "EXISTING BORROWER"); PSYCHIATRIC SOLUTIONS OF CORAL GABLES, INC., a Delaware corporation "PS CORAL GABLES"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("BOUNTIFUL"), EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("EAST CAROLINA"), GREAT PLAINS HOSPITAL, INC., a Missouri corporation ("GREAT PLAINS"), GULF COAST TREATMENT CENTER, INC., a Florida corporation ("GULF COAST"), HAVENWYCK HOSPITAL INC., a Michigan corporation ("HAVENWYCK"), H.C. CORPORATION, an Alabama corporation ("H.C."), H.C. PARTNERSHIP, an Alabama general partnership ("H.C. PARTNERSHIP"), HSA HILL CREST CORPORATION, an Alabama corporation ("HSA HILL CREST"), HSA OF OKLAHOMA, INC., an Oklahoma corporation ("HSA OKLAHOMA"), MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation ("MICHIGAN"),

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RAMSAY MANAGED CARE, INC., a Delaware corporation ("MANAGED CARE"), RAMSAY
TREATMENT SERVICES, INC., a Delaware corporation ("TREATMENT SERVICES"), RAMSAY YOUTH SERVICES OF ALABAMA, INC., a Delaware corporation ("RY ALABAMA"), RAMSAY YOUTH SERVICES OF FLORIDA, INC., a Delaware corporation ("RY FLORIDA"), RAMSAY YOUTH SERVICES OF GEORGIA, INC., a Delaware corporation ("RY GEORGIA"), RAMSAY YOUTH SERVICES OF SOUTH CAROLINA, INC., a Delaware corporation ("RY SOUTH CAROLINA"), RHCI SAN ANTONIO, INC., a Delaware corporation ("RHCI"), TRANSITIONAL CARE VENTURES, INC., a Delaware corporation ("TRANSITIONAL CARE"), TRANSITIONAL CARE VENTURES (TEXAS), INC., a Delaware corporation ("TRANSITIONAL CARE TEXAS") (individually and collectively, the "NEW BORROWER", and individually and collectively with the Existing Borrower, the "BORROWER"), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders.

         A. WHEREAS, Existing Borrower, Agent and Lenders are party to that certain Revolving Credit and Term Loan Agreement, dated as of November 30, 2001, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement, dated April 30, 2002, that certain Second Amendment to Revolving Credit and Term Loan Agreement dated as of June 28, 2002, and that certain Third Amendment to Revolving Credit and Term Loan Agreement dated as of December 31, 2002 (such Revolving Credit and Term Loan Agreement, as the same has been amended and restated, being hereinafter referred to as the "ORIGINAL LOAN AGREEMENT");

         B. WHEREAS, Existing Borrower, Agent and Lenders are party to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated April 1, 2003 (such Amended and Restated Revolving Credit and Term Loan Agreement, being hereinafter referred to as the "AMENDED AND RESTATED LOAN AGREEMENT");

         C. WHEREAS, Borrower has requested, among other things, Agent and the Lenders to amend and restate the Amended and Restated Loan Agreement in certain respects, including, but not limited to, modifying the amount of the Obligations to provide credit facilities for Borrower's working capital needs and acquisitions in connection with its behavioral health business; and

         D. WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto in relation thereto, the parties hereto desire to amend and restate the Amended and Restated Loan Agreement as herein provided.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower, Agent and Lenders hereby agree as follows:


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I.       DEFINITIONS

         1.1      GENERAL TERMS

                  For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A or Annex I hereto shall have the meanings given such terms in Appendix A and Annex I, respectively, which are incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A or Annex I, any agreement or contract referred to herein or in Appendix A or Annex I shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II.      ADVANCES, PAYMENT AND INTEREST

         2.1      THE REVOLVING FACILITY

                  Subject to the provisions of this Agreement, each Lender agrees to make available its Pro Rata Share of Advances to Borrower under the Revolving Facility from time to time during the Revolving Facility Term; provided, that (i) the Pro Rata Share of the Advances of any Lender shall not at any time exceed its separate Commitment, and (ii) the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed the lesser of (A) the Facility Cap and (B) the Availability. The obligations of Lenders hereunder shall be several and not joint up to the amount of the Commitments. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is Availability for Advances shall be made by Agent in its sole discretion and is final and binding upon Borrower. Unless otherwise permitted by Agent, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in Dollars, of (x) the greater of (A) Borrowing Base Availability, and (B) the amount such that the Total Leverage Ratio, after giving effect to the requested Advance, does not exceed the maximum Total Leverage Ratio then allowed under Annex I for the immediately preceding Leverage Test Period, minus, (y) if applicable, amounts reserved by Agent from time to time in its sole credit judgment (such calculated amount being referred to herein as the "AVAILABILITY"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Notes and other Obligations on the date when due to the extent available and as provided for herein.

         2.2      THE REVOLVING NOTES; MATURITY

                  (a) All Advances under the Revolving Facility shall be evidenced by the Revolving Notes, payable to the order of each appropriate Lender in the aggregate principal amount of the Commitment of such Lender, duly executed and delivered by Borrower. As of the Closing Date, Borrower has issued
(i) Second Amended and Restated Revolving Note A-1, in the original principal amount of $4,240,000.00, payable to the order of CapitalSource, duly executed

                                       3

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and delivered by Borrower and dated the Closing Date (the "REVOLVING NOTE A-1"),
(ii) Second Amended and Restated Revolving Note A-2, in the original principal amount of $10,760,000.00 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "REVOLVING NOTE A-2"),
(iii) Second Amended and Restated Revolving Note B, in the original principal amount of $20,000,000.00 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "REVOLVING NOTE B") and (iv) Amended and Restated Revolving Note C, in the original principal amount of $15,000,000.00 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "REVOLVING NOTE C" and collectively with Revolving Note A-1, Revolving Note A-2, and Revolving Note B, the "REVOLVING NOTES"). The Revolving Notes shall evidence the aggregate Indebtedness of Borrower to Lenders resulting from Advances under the Revolving Facility, from time to time. Each Lender hereby is authorized, but is not obligated, to enter the amount of such Lender's Pro Rata Share of each Advance under the Revolving Facility and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to such Lender's Revolving Note(s). Agent will account to Borrower monthly with a statement of Advances under the Revolving Facility and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within 15 calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

                  (b) All amounts outstanding under the Revolving Notes and other Obligations under the Revolving Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Agent's demand upon an Event of Default, and (ii) the last day of the Revolving Facility Term.

         2.3      INTEREST

                  Interest on outstanding Advances under the Revolving Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 2%, provided, however, that, notwithstanding any provision of any Loan Document, the interest on outstanding Advances under the Revolving Notes shall be not less than 6.25%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Notes shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.9, and continuing until the later of the expiration of the Revolving Facility Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Only for purposes of calculating interest and fees, Advances under the Revolving Facility shall not be less than $17,500,000.

         2.4      FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING
CERTIFICATE

                  So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Agent irrevocable written notice requesting an Advance under the Revolving

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Facility by delivering to Agent not later than 11:00 a.m. (New York City Time)
at least two but not more than four Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Agent, which shall (a) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (b) specify the principal amount of such requested Advance, (c) certify the matters contained in Section 4.2, and (d) specify the amount of any Medicare or Medicaid recoupments and/or recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's affiliates. Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on the second Business Day of each month during the Revolving Facility Term (and more frequently if Agent shall so request) until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated, Borrower shall deliver to Agent a Borrowing Certificate accompanied by such other documentation as Agent shall reasonably request from a credit or security perspective or otherwise. On each Borrowing Date, Borrower irrevocably authorizes Agent to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Schedule 2.4, in all cases for credit to the appropriate Borrower (or to such other account as to which the appropriate Borrower shall instruct Agent) via Federal funds wire transfer no later than 4:00 p.m. New York City Time.

         2.5      COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

                  Each Borrower shall maintain one or more lockbox accounts (individually and collectively, the "LOCKBOX ACCOUNT") with one or more banks acceptable to Agent (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements acceptable to Agent (individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Agent may require. Each Borrower shall ensure that all collections of its respective Accounts and all other cash payments received by such Borrower are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Agent or an affiliate of Agent at such bank as Agent may communicate to Borrower from time to time (the "CONCENTRATION ACCOUNT"), except, with respect only to Accounts payable by Medicaid/Medicare Account Debtors, the Lockbox Banks will immediately transfer such funds to the appropriate Account as instructed by the applicable Borrower to whom such Accounts are payable as permitted pursuant to the applicable Lockbox Agreement. Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this
Section 2.5 in such order and manner as determined by Agent. To the extent that any Accounts collections of any Borrower or any other cash payments received by any Borrower, are not sent directly to the appropriate Lockbox Account but are received by any Borrower or any of their affiliates, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and immediately remitted (and in any event within two Business Days), in the form received, to the appropriate Lockbox Account, and if a Default or Event of Default exists, for immediate transfer to the Concentration Account (except for Accounts payable by Medicaid/Medicare Account Debtors). Borrower acknowledges and agrees that compliance with the terms of this Section 2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Agent may have hereunder, under any other

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Loan Document, under applicable law or at equity, upon each and every failure by any Borrower or any of their affiliates to comply with any such terms, Agent shall be entitled to assess a non-compliance fee which shall operate to increase the Applicable Rate by 2.0% per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared; provided, that nothing shall prevent Agent from considering any failure to comply with the terms of this Section 2.5 to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be forwarded to Borrower promptly thereafter, or if a Default or Event of Default exists or a condition in Section 4.2 is not then satisfied, such funds shall be applied to reduce the Obligations under the Revolving Facility (as Agent shall determine in its sole discretion), but, for purposes of calculating interest hereunder, all such funds shall be subject to a four Business Day clearance period, whether or not the Obligations are paid. If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of a Borrower, but shall be available to the appropriate Borrower in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower and its affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts and in the manner specified by Agent in its sole discretion.

         2.6      TERM LOAN

                  (a) The Term Loan shall be evidenced by Term Notes, payable to the order of each appropriate Lender in the aggregate principal amount of the Commitment of the applicable Lender, duly executed and delivered by Borrower. As of the Closing Date, Borrower has issued (i) Second Amended and Restated Term Note A, in the original principal amount of $8,224,361.69 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "TERM NOTE A") (ii) Second Amended and Restated Term Note B, in the original principal amount of $8,595,840.63 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "TERM NOTE B"), and (iii) Second Amended and Restated Term Note C, in the original principal amount of $179,797.68 payable to the order of CapitalSource, duly executed and delivered by Borrower and dated the Closing Date (the "TERM NOTE C", and collectively with Term Note A and Term Note B, as amended or restated, the "TERM NOTES"). Subject to the terms and conditions set forth in this Agreement, each Lender agrees to loan to Borrower on the Closing Date, the amount necessary to make the aggregate principal amount of the Term Notes equal to $17,000,000, each in an amount not to exceed its Pro Rata Share, as a Term Loan to be disbursed to the appropriate Borrower's account(s) as set forth on Schedule 2.4. The Term Loan is not a revolving credit facility, and any repayments of principal shall be applied to permanently reduce the Term Loan. The Term Loan shall be evidenced by the Term Notes.

                  (b) On the Closing Date, Borrower has repaid the principal, interest and fees due under the New Term Notes (as defined in the Amended and Restated Loan Agreement).

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         2.7      INTEREST ON THE TERM NOTES

                  Interest on the outstanding balance of the Term Loan under the Term Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 4.5%; provided, however, that, notwithstanding any other provision of any Loan Document, the interest on the outstanding principal balance of the Term Loan under the Term Notes shall be not less than 8.75%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loan under the Term Notes shall be due and payable on the first day of each calendar month commencing August 1, 2003, and continuing until the later of the expiration of the Term Notes Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility shall be made automatically for the payment of interest on the Term Loan and other Obligations on the date when due to the extent available and as provided for herein.

         2.8      REPAYMENT OF TERM LOAN; MATURITY

                  Payment of principal (in addition to the interest payments in Section 2.7) and all Obligations under the Term Loan shall be due and payable in full, and the Term Notes shall mature, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Agent's demand upon an Event of Default, and (ii) the last day of the Term Notes Term (such earlier date being the "TERM LOAN MATURITY DATE").

         2.9      MANNER OF PAYMENT

                  Any payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time. Any such payment received after 2:00 p.m. New York City Time on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

         2.10     REPAYMENT OF EXCESS ADVANCES

                  Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.9.

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         2.11     OTHER MANDATORY PREPAYMENTS

                  In addition to and without limiting any provision of any Loan
Document:

                  (a) if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loans, including, without limitation, all outstanding Advances and all other Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Agent and the Lenders under the Loan Documents; and

                  (b) if any Borrower sells any of its assets or properties, receives any property damage insurance award which is not used to repair or replace the property covered thereby or incurs any Indebtedness, except for Permitted Indebtedness, then it shall apply 100% of the proceeds thereof to the prepayment of the Loans together with accrued interest thereon and all other Obligations owing to Agent and the Lenders under the Loan Documents, such payment to be applied at such time and in such manner and order as Agent shall decide in its sole discretion.

         2.12     PAYMENTS BY AGENT

                  Should any amount required to be paid under any Loan Document be unpaid, such amount may be paid by Agent, for the account of Lenders, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent and/or Lenders under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Agent and/or Lenders as a result of Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.

         2.13     COLLATERAL; SECURITY INTEREST

                  To secure the payment and performance of the Obligations, each Borrower has granted to Agent, for the benefit of itself and Lenders, a valid, continuing perfected first priority security interest in and lien upon its respective Collateral pursuant to the Security Documents to which each is a party and PSI, PS Tennessee, PSI Hospitals, PS Oklahoma, Aeries, Texas Hospitals, PS Coral Gables, Michigan, Transitional Care, East Carolina, H.C. and HSA Hill Crest have pledged to Agent, for the benefit of itself and Lenders, certain securities pursuant to Stock Pledge Agreements.

         2.14     COLLATERAL ADMINISTRATION

(a) All Collateral (except Deposit Accounts) will at all times be kept by Borrower at the locations set forth on Schedule 5.18B hereto and shall not, without 30 calendar days prior written notice to Agent, be moved therefrom, and in any case shall not be moved

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outside the continental United States or, in the case of Ramsay Youth Services
Puerto Rico, Inc., a Puerto Rico corporation ("RY PUERTO RICO"), Puerto Rico.

                  (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may request. In addition, if Accounts of Borrower in an aggregate face amount in excess of $10,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower but shall be available to Borrower upon Borrower's written request.

                  (c) Whether or not an Event of Default has occurred, any of the Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process.

                  (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent, for the account of Lenders. Agent shall have the right at all times after the occurrence of an Event of Default to notify (i) Account Debtors owing Accounts to Borrower, other than Medicaid/Medicare Account Debtors, that their Accounts have been assigned to Agent, for the benefit of itself and Lenders, and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrower, and (ii) Medicaid/Medicare Account Debtors that Borrower has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by Agent to obtain a court order recognizing the assignment or security interest and lien of Agent, for the benefit of itself and Lenders, in and to any Account or other Collateral and that Agent is seeking or may seek to obtain a court order recognizing the assignment or security interest and lien of Agent, for the benefit of itself and Lenders, in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

                  (e) As and when determined by Agent in its sole discretion, Agent will perform the searches described in clauses (i) and (ii) below against Borrower and Guarantors (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors (A) are organized and (B) own or lease any real or personal property; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

                  (f) Borrower (i) shall, during an Event of Default, provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration

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Account, (ii) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that Agent has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and Borrower hereby authorizes Agent and/or Lenders, upon any failure to send such notices and directions within 10 calendar days after the date of this Agreement (or 10 calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and
(iii) shall do anything further that may be lawfully required by Agent and/or any Lender to secure Agent, for the benefit of itself and Lenders, and effectuate the intentions of the Loan Documents. At Agent's request, Borrower shall immediately deliver to Agent all items for which Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         2.15     POWER OF ATTORNEY

                  Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on its or their Accounts; (b) execute and file in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that it is or they are obligated to give Agent under any of the Loan Documents; and (c) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce any Account or other Collateral or to perfect Agent's, for the benefit of itself and Lenders, security interest or lien in any Collateral. In addition, if any Borrower breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Agent's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE

         3.1      COMMITMENT AND MODIFICATION FEES

                  On or before the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, $325,000, as a nonrefundable commitment fee. On the Closing Date, Borrower shall pay to Agent a modification and waiver fee of $1,850,000 in connection with the execution of this Agreement.

         3.2      UNUSED LINE FEE

                  Borrower shall pay to Agent, for the ratable benefit of Lenders, an unused line fee (the "UNUSED LINE FEE") in an amount equal to 0.5% (per annum) of the difference of (a) the Facility Cap minus (b) the daily average outstanding loan balance under the Revolving Facility

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

outstanding during the month. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month.

         3.3      COLLATERAL MANAGEMENT FEE

                  Borrower shall pay to Agent, for the ratable benefit of Lenders, as additional interest, a collateral management fee equal to 0.125% (per month) on the outstanding balance of the Revolving Facility. The collateral management fee shall be payable monthly in arrears on the first day of each successive calendar month.

         3.4      EARLY TERMINATION/ FINANCE FEES

                  (a) If (i) Borrower terminates the Revolving Facility under Section 11.1 hereof, (ii) Agent demands or Borrower is otherwise required to make payment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility upon the occurrence of an Event of Default, (iii) a voluntary or involuntary Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the Revolving Facility and/or Obligations relating to the Revolving Facility by Borrower or any other Person occurs (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Agent's exercising its right of set-off or otherwise, (v) any Lender accelerates any Revolving Note or makes any demand on any Revolving Note, or (vi) any payment or reduction of the outstanding balance of any Revolving Note and/or the Revolving Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law, then, at the effective date of any such termination, Borrower shall pay Agent, for the account of Lenders (in addition to the then outstanding principal, accrued interest and other Obligations pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Minimum Termination Fee.

                  (b)      If (i) Borrower terminates the Term Loan under
Section 11.1 hereof, (ii) Agent demands or Borrower is otherwise required to make payment in full of the Obligations relating to the Term Loan upon the occurrence of an Event of Default, (iii) a voluntary or involuntary Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the Obligations relating to the Term Loan by Borrower or any other Person occurs, whether by virtue of Agent's exercising its right of set-off or otherwise, (v) any Lender accelerates any Term Note or makes any demand on any Term Note, (vi) any payment or reduction of the outstanding balance of any Term Note and/or the Term Loan is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law or (vii) the unpaid principal of the Term Loan and all other Obligations under the Term Loan shall become due and payable in full on the Term Loan Maturity Date (each, a "TERM TERMINATION"), then, at the effective date of any such termination, Borrower shall pay Agent, for the account of Lenders (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Term Loan owing under the Term Loan pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the Term Finance Fee;

                  (c) Additionally, upon any Term Termination (as defined in Section 3.4(b)) other than the occurrence of the last day of the Term Notes Term (in connection with a prepayment of the Term Notes), Borrower shall pay Agent, for the account of Lenders the Early Termination Fee; provided, that Borrower shall not be required to pay an Early Termination Fee on the amount that Borrower pays or reduces the outstanding balance of any Term Note as a result of a HUD Financing obtained through an affiliate of CapitalSource.

         3.5      COMPUTATION OF FEES; LAWFUL LIMITS

                  All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.5 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

         3.6      DEFAULT RATE OF INTEREST

                  Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 5.0% per annum (the "DEFAULT RATE").

         3.7 ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY, CROSS-GUARANTY AND CONTRIBUTION RIGHTS; GUARANTY ENFORCEMENT.

                  (a) Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all entities affiliated by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that each Lender extend such a common credit facility on the terms herein provided, (iv) each Lender will be lending against, and relying on a lien upon, all of Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, and
(vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.

                  (b) Each Borrower hereby guarantees the prompt payment and performance in full of all Obligations. Such guarantee constitutes a guarantee of payment and not of collection. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower,
(ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, if any, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, if any, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor, if any, and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, if any, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code (the "BANKRUPTCY CODE"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code,
(vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under
Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower (other than actual indefeasible payment in full in cash). With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Advances or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) shall have been indefeasibly paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor, if any, of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. During any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

                  (c) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "ACCOMMODATION PAYMENT"), then the Borrower making such Accommodation Payment

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

shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "ALLOCABLE AMOUNT" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this
Section 3.7 shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section 3.7 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

                  (d) If (i) any court holds that the Borrowers are guarantors and not jointly and severally liable or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Law, each Borrower hereby: (A) until indefeasible payment in full of the Obligations, expressly and irrevocably waives, to the fullest extent possible, on behalf of such Borrower, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set-off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Borrower may have or hereafter acquire against any Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this Agreement, or any other documents to which such Borrower is a party or otherwise; (B) until indefeasible payment in full of the Obligations, expressly and irrevocably waives any "claim" (as such term is defined in the Bankruptcy
Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set-off to any action commenced against such Borrower by the Agent or a Lender or any other Person; and (C) acknowledges and agrees (I) that this waiver is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Agreement, and (II) that the Agent and the Lenders and their successors and assigns are intended beneficiaries of this waiver, and agreements set forth in this Section 3.7 and their rights under this Section 3.7 shall survive payment in full of the Obligations.

                  (e) This Agreement shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to each Borrower until all Obligations created or existing before receipt of such notice shall have been indefeasibly fully paid. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against, any one or more Borrowers shall release or discharge the other Borrowers.

                  (f) EACH BORROWER WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY OTHER BORROWER, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE AGENT OR ANY LENDER IN ENFORCING THIS AGREEMENT UNTIL THE OBLIGATIONS ARE INDEFEASIBLY PAID IN FULL AND LENDERS HAVE NO COMMITMENT TO LEND HEREUNDER, INCLUDING, WITHOUT LIMITATION, EVERY DEFENSE, COUNTERCLAIM OR SETOFF WHICH SUCH BORROWER MAY NOW HAVE, OR HEREAFTER MAY HAVE, AGAINST ANY OTHER BORROWER OR ANY OTHER PARTY LIABLE TO THE AGENT OR ANY LENDER IN ANY MANNER. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY BORROWER BY ANY OTHER BORROWER, OR TO ANY OTHER PARTY LIABLE TO THE AGENT OR ANY LENDER, ARE HEREBY SUBORDINATED TO THE AGENT'S AND ANY SUCH LENDER'S CLAIMS AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT ARE ASSIGNED TO THE AGENT FOR THE BENEFIT OF THE LENDERS. EACH BORROWER HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE AGENT OR ANY LENDER AGAINST ANY OTHER BORROWER.

                  (g) Should a claim be made upon the Agent or any Lender at any time for repayment of any amount rightfully received by the Agent or any Lender in payment of the Obligations, or any part thereof, whether received from any Borrower or received by the Agent or any Lender as the proceeds of Collateral, by reason of: (1) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Lender or any of their property, or (2) any settlement or compromise of any such claim effected by the Agent or any Lender, in its sole discretion, with the claimant (including a Borrower), each Borrower shall remain liable to the Agent or any such Lender for the amount so repaid to the same extent as if such amount had never originally been received by the Agent or any such Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the indebtedness. To the extent the Agent is required to repay any such amount, each Lender shall, to the extent the Agent previously paid to such Lender a portion of the amount which must be repaid, upon demand of the Agent, return to the Agent the amount which had previously been paid by the Agent to such Lender.

                  (h) To the extent that any payment to, or realization by, the Lender or the Agent on the Obligations exceeds the limitations of this Section
3.7 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Borrower. This Section 3.7 is intended solely to reserve the rights of the Lenders and the Agent hereunder against each Borrower, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither the Borrowers, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section 3.7 that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

         3.8      WARRANTS

                  As additional consideration for the extensions of credit under the Original Loan Agreement and as more fully described in the Warrant Agreement, PSI has issued and delivered previously to CapitalSource Holdings LLC on the Original Closing Date, the Warrant. The Warrant and number of securities purchasable upon exercise of the Warrant shall be subject to adjustment and shall be subject to various rights in favor of CapitalSource Holdings LLC as set forth in the Warrant Agreement.

         3.9      ALLOCATION OF PURCHASE PRICE

                  Under both GAAP consistently applied and the regulations of the Internal Revenue Service, the issuance to Lenders of Term Notes A, B and C and to CapitalSource Holdings LLC of the Warrant for an aggregate purchase price equal to the aggregate principal amount of Term Notes A, B and C being so purchased results in the creation of "original issue discount" on each Original Term Note (which original issue discount may also be deemed to constitute the value of any Warrant issued in connection with the issuance of such Term Notes A, B and C), and such regulations require the determination of the value of any warrant so delivered. Pursuant to GAAP consistently applied and applicable Treasury Regulations, Borrower, Agent and Lenders agree to allocate $16,940,000 of the purchase price to Term Notes A, B and C and the remaining $60,000 of the purchase price to the Warrant and that such allocation reflects the relative fair market values of Term Notes A, B and C and the Warrant as of their issue date. As a result, Term Notes A, B and C will be issued with original issue discount of $60,000. Borrower, Agent and Lenders agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of the Warrant set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of any of Term Note A, B or C by any Lender, such Lender shall, prior to such transfer, mark such Term Note A, B or C with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).

IV.      CONDITIONS PRECEDENT

         4.1      CONDITIONS TO INITIAL ADVANCE, FUNDING OF TERM LOAN AND
CLOSING

                  The obligations of Lenders to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Agent, of the following:

                  (a) Borrower shall have delivered to Agent (i) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto and (ii) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower;

                  (b) all in form and substance satisfactory to Agent in its sole discretion, Agent shall have received (i) a report of UCC financing statement, tax and judgment lien searches performed with respect to each Borrower and Guarantor in each jurisdiction determined by Agent in its sole discretion, and such report shall show no Liens on the Collateral (other than

Permitted Liens), (ii) each document (including, without limitation, any UCC financing statement) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of itself and the Lenders, a perfected first priority security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

                  (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Agent, (ii) a certificate of the corporate secretary, assistant secretary or holder of equivalent office of each Borrower and Guarantor dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Agent, (iii) the written legal opinion of counsel for Borrower, in form and substance satisfactory to Agent and its counsel; and (iv) a certificate executed by an authorized officer of each Borrower and Guarantor, which shall constitute a representation and warranty by such Borrower as of the Closing Date and the applicable Borrowing Date and the date of funding of the Term Loan that the conditions contained in this Agreement have been satisfied;

                  (d) Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of each Borrower, in form and substance satisfactory to Agent (each, a "SOLVENCY CERTIFICATE"), certifying (i) the solvency of such Borrower after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to such Borrower's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date, the Borrowing Date for the Initial Advance and the date of funding of the Term Loan and after giving effect to such transactions and
Indebtedness: (A) the assets of such Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Borrower;

                  (e) Agent shall have completed examinations, the results of which shall be satisfactory in form and substance to Agent, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Borrower and each such Borrower shall have demonstrated to Agent's satisfaction that (i) its operations comply, in all respects deemed material by Agent, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Agent, in its sole judgment, and
(iii) it has no liability (whether contingent or otherwise) that is deemed material by Agent, in its sole judgment;

                  (f) Agent shall have received all fees, charges and expenses payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

                  (g) all in form and substance satisfactory to Agent in its sole discretion, Agent shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on

Schedule 5.4 (except as indicated thereon), from such third parties as Agent and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or (ii) claims against any Borrower or the Collateral;

                  (h)      Borrower shall be in compliance with Section 5.17 and
Section 6.5, and Agent shall have received (i) certified copies of all such insurance policies, and (ii) original certificates of such insurance policies confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Agent, for the benefit of itself and Lenders, as sole beneficiary or loss payee and additional insured, as appropriate;

                  (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Agent;

                  (j) Agent shall have received a Guaranty in form and substance acceptable to Agent, duly executed by an authorized officer of RY Puerto Rico;

                  (k) no default exists beyond applicable cure periods pursuant to any of Borrower's obligations under any material contract or compliance with applicable laws and there will exist no fact or circumstance which, with the passage of time, the giving of notice, or both, could constitute a default under any material contract to which Borrower is a party or any law to which Borrower is subject;

                  (l) Borrower shall have established a Lockbox Account pursuant to Section 2.5;

                  (m) Agent shall have received a mortgagee title insurance policy or appropriate endorsements reflecting all amendments to each previously issued mortgagee title insurance policy on the Real Property (or binding commitment therefor) in form and substance and from Fidelity National Title Insurance Company or such other title insurer reasonably acceptable to Agent, on an A.L.T.A. 1970 form designated by Agent, which title insurance policy shall
(i) specifically contain no exception as to survey matters or creditors rights,
(ii) contain affirmative coverage against mechanics', contractors', suppliers' and/or materialmen's liens, which may be filed or unfiled, (iii) must affirmatively insure that the mortgage or deed of trust is a valid first lien against the fee simple, marketable estate, insuring Agent and Lenders for a sum not less than the maximum principal amount of the Term Loan, (iv) insure any easements or leases necessary to access the Real Property and such easements or leases shall not be subject to any prior liens, encumbrances, covenants or restrictions and (v) contain such endorsements as may be reasonably required by Agent; provided, however, that such mortgagee title insurance policy may contain the usual "pending disbursements" clause, if applicable;

                  (n) Agent shall have received evidence that Borrower has a fee simple title to the Real Property and to the material fixtures, equipment, furniture and personal property encumbered by the Loan Documents, and such title shall be marketable, and free and clear of all defects, liens, encumbrances, security interests, assessments, restrictions and easements, unless otherwise approved in writing by Agent;

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

                  (o) if access to the Real Property is by means of easements or leases, said easements or leases shall be satisfactory in form and substance to Agent, shall be covered by the mortgagee title insurance policy pursuant to subsection (m)(iv) above;

                  (p) all streets necessary to serve the Real Property for the use represented by Borrower shall have been completed and shall be serviceable and all streets to be dedicated shall have been dedicated and accepted for public use and maintenance;

                  (q) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that the Real Property and all improvements (to the extent required) (i) comply with applicable codes, regulations and ordinances, (ii) are zoned for their current use, (iii) are adequately served by public utilities, (iv) are completed free of mechanics' and materialmens' liens, (v) are not the subject to any pending or threatened litigation, (vi) are not the subject of any pending or threatened condemnation proceeding, (vii) have not been damaged by fire or other casualty and (viii) are not within a special flood hazard area or, if within a special flood hazard area, Borrower has obtained flood insurance under the U.S. Flood Disaster Protection Act of 1973, as amended, or such other flood insurance which in Agent's reasonable opinion adequately protects against the risk of damage by flood;

                  (r) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that all taxes and assessments on all real property owned by Borrower have currently been paid, settlement copies of all recent real estate tax bills, with proof of payment, together with evidence that the mortgaged premises is a separately identifiable tax lot;

                  (s) Agent shall have received, in form and substance reasonably satisfactory to Agent, a report of a search of the public records performed against the Real Property and Borrower in each state and local jurisdiction, and such report shall show no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed and/or recorded against the Real Property and Borrower, other than liens which are specifically permitted under this Agreement;

                  (t) Agent shall have received, each in form and substance satisfactory to Agent, any and all property as-built A.L.T.A. surveys, environmental reports and other third party reports as Agent shall deem necessary or appropriate; provided, that the environmental report must address such matters as Agent shall request in its sole and absolute discretion, including, without limitation, confirmation of the absence of asbestos in any form that is or could become friable and confirmation of the absence of underground storage tanks;

                  (u) Agent shall have received copies of all licenses and permits required for Borrower to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents or shall have received an opinion from licensure counsel verifying that all approvals for licensure have been granted;

                  (v) Agent shall have received copies of all material agreements between Borrower and any healthcare management consultants and/or agents, including documents relating to borrowed money, capital leases and occupancy leases;

                  (w) Agent shall have received copies of all participation agreements relating to medical plans of Borrower;

                  (x) Agent shall have completed its due diligence examinations of Borrower and each Subsidiary, the results of which shall be satisfactory in form and substance to Agent;

                  (y) Borrower shall have delivered the Agreement and Plan of Merger, duly executed by PSI, PSI Acquisition Sub, Inc., and Ramsay Youth Services, Inc., and in form and substance satisfactory to Agent;

                  (z) Agent shall have received the Collateral Assignment of the Agreement and Plan of Merger, duly executed by PSI and PSI Acquisition Sub, Inc.;

                  (aa) Agent shall have received copies of all leases and subleases entered into by Borrower for the use and occupancy by Borrower of any real property;

                  (bb) Agent shall have received, copies of the High Yield Documents, duly executed by the appropriate parties thereto, and in form and substance satisfactory to Agent; and

                  (cc) Borrower shall pay or cause to be paid and discharged the 1818 Mezzanine Fund Subordinated Indebtedness, other than the Put Price Notes (as defined in the Securities Purchase Agreement).

         4.2      CONDITIONS TO EACH ADVANCE AND FUNDING OF THE TERM LOAN

                  The obligations of Lenders to make any Advance (including, without limitation, the Initial Advance) and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Agent, of the following additional conditions precedent:

                  (a) Borrower shall have delivered to Agent a Borrowing Certificate for the Advance executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this Section 4.2 have been satisfied; provided, however, that any determination as to whether to fund Advances or extensions of credit shall be made by Agent in its sole discretion;

                  (b) each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance and/or funding the Term Loan, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance or the funding of the Term Loan on such date;

                  (c) immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of the Availability and the Facility Cap and the aggregate outstanding principal amount of the Term Loan shall not exceed the Maximum Loan Amount;

                  (d) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                  (e) Agent shall have received all fees, charges and expenses payable to Agent on or prior to such date pursuant to the Loan Documents; and

                           (i)      there shall not have occurred any Material
Adverse Change or Material Adverse Effect or Liability Event.

V.       REPRESENTATIONS AND WARRANTIES

         Each Borrower, jointly and severally, represents and warrants as of the date hereof, the Closing Date, each Borrowing Date and, if applicable, the date of funding of the Term Loan as follows:

         5.1      ORGANIZATION AND AUTHORITY

                  Each Borrower is an entity duly organized, validly existing and in good standing under the laws of its state of formation. Borrower (a) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (b) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) to borrow hereunder,
(iii) to consummate the transactions contemplated under the Loan Documents, and
(iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

         5.2      LOAN DOCUMENTS

                  The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of each such Person and have been duly executed and delivered by or on behalf of each such Person; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order of any Governmental Authority binding on any Borrower or any of their respective properties, or (iii) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any Borrower, or any agreement between any Borrower and its respective shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any Borrower is a party, or by which the properties or assets of Borrower are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (d) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Borrower, and

(e) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of each Borrower, as applicable, enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         5.3      SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

                  Borrower has no Subsidiaries other than those persons listed as Subsidiaries on Schedule 5.3, and each of such Subsidiaries (except for the HUD Financing Subsidiaries or as otherwise indicated thereon) have executed this Agreement and such other Security Documents as required by Agent. Schedule 5.3 states the authorized and issued capitalization of Borrower, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities and/or ownership, voting or partnership interests of Borrower have been duly authorized and validly issued and are fully paid and nonassessable, and each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Security Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of Borrower. Except as listed on Schedule 5.3, Borrower does not own an interest or participate or engage in any joint venture, partnership or similar arrangements with any Person.

         5.4      PROPERTIES

                  Borrower (a) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (b) is in compliance in all material respects with each lease to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, Borrower and all leases (including leases of leased real property) covering or with respect to such properties and assets. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

         5.5      OTHER AGREEMENTS

                  Borrower is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect; or (c) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

         5.6      LITIGATION

                  There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against Borrower that (a) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (b) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (c) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. Borrower is not aware that there is any basis for the foregoing. Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by Borrower currently pending. Borrower has no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

         5.7      HAZARDOUS MATERIALS

                  Borrower is in compliance in all material respects with all applicable Environmental Laws. Borrower has not been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

         5.8      TAX RETURNS; GOVERNMENTAL REPORTS

                  Borrower (a) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower is currently contesting in good faith and that are described on Schedule 5.8.

         5.9      FINANCIAL STATEMENTS AND REPORTS

                  All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Agent by Borrower are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. Borrower has no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change, Material Adverse Effect or Liability Event or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect or Liability Event.

         5.10     COMPLIANCE WITH LAW

                  Borrower (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower's business, assets or operations, including, without limitation, ERISA and Healthcare Laws, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. Borrower has (i) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the 30 day notice period contained in 12 C.F.R. Section 2615.3 has not been waived. Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the best knowledge of Borrower, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws. There is no Liability Event.

         5.11     INTELLECTUAL PROPERTY

                  Except as set forth on Schedule 5.11, Borrower does not own, license or utilize, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "INTELLECTUAL PROPERTY").

         5.12     LICENSES AND PERMITS; LABOR

                  Borrower is in compliance with and has all Permits and Intellectual Property necessary or required by applicable law or any Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. Borrower is not (a) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (b) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or (c) and has not been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect

         5.13     NO DEFAULT

                  There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.

         5.14     DISCLOSURE

                  No Loan Document nor any other agreement, document, certificate, or statement furnished to Agent by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to Borrower which has not been disclosed to Agent in writing which could reasonably be expected to have a Material Adverse Effect.

         5.15     EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN
CONTRACTS

                  Except as contemplated by the Loan Document or as otherwise set forth on Schedule 5.15, Borrower (a) has no outstanding Indebtedness, (b) is not subject or party to any mortgage, deed of trust, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (c) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.

         5.16     OTHER AGREEMENTS

                  Except as set forth on Schedule 5.16, (a) there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of Borrower's officers, members, managers, directors, stockholders, partners, other interest holders, employees or affiliates or any members of their respective immediate families, and (b) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrower's knowledge, any affiliate of Borrower or any Person with which Borrower has a business relationship or which competes with Borrower (except that any such Persons may own stock in (but not exceeding 2% of the outstanding capital stock of) any publicly traded company that may compete with Borrower.

         5.17     INSURANCE

                  Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof. All such insurance policies are listed and described on Schedule 5.17.

         5.18     NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

                  During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Borrower is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower. Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States and, with respect to RY Puerto Rico only, Puerto Rico.

         5.19     NON-SUBORDINATION

                  The Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.

         5.20     ACCOUNTS

                  In determining which Accounts are Eligible Receivables, Agent may rely on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Agent, each Account of Borrower (a) is genuine and in all respects what is purports to be and is not evidenced by a judgment, (b) arises out of a completed, bona fide sale and delivery of goods or rendering of Services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (c) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Agent, (d) together with Agent's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason (except Accounts owed or owing by Medicaid/Medicare Account Debtors that may be subject to offset or deduction under applicable law), (e) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, (f) to the best of Borrower's knowledge, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (ii) such Account Debtor is solvent, (g) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability thereof, (h) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and, if due from a Medicaid/Medicare Account Debtor, is properly payable directly to Borrower, (i) Borrower has obtained and currently has all Permits necessary in the generation thereof, and (j) Borrower has disclosed to Agent on each Borrowing Certificate the amount of all Accounts of Borrower for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and Borrower is pursuing all available appeals in respect of such Accounts

         5.21     HEALTHCARE

                  Without limiting or being limited by any other provision of any Loan Document, Borrower has timely filed or caused to be filed all cost and other reports of every kind required by law, agreement or otherwise. Except consistent with past practices, there are no claims, actions or appeals pending (and Borrower has not filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by Borrower, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such cost reports. No validation review or program integrity review related to Borrower or the consummation of the transactions contemplated herein or to the Collateral have been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare or Medicaid programs, and to the knowledge of Borrower, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby.

         5.22     SURVIVAL

                  Borrower makes the representations and warranties contained herein with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the making of the Advances and the funding of the Term Loan.

VI.      AFFIRMATIVE COVENANTS

         Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         6.1      FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

                  (a) Financial Reports. Borrower shall furnish to Agent and each Lender (i) as soon as available and in any event within 90 calendar days after the end of each fiscal year of Borrower, audited annual consolidated and consolidating financial statements of Borrower, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Agent and accompanied by related management letters, if available, and (ii) as soon as available and in any event within 30 calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, Borrower shall also deliver a certificate of its chief financial officer in the form of Exhibit B hereto (the "COMPLIANCE CERTIFICATE"), stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, (C) Borrower is in compliance with all financial covenants attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Agent.

                  (b) Other Materials. Borrower shall furnish to Agent and each Lender as soon as available, and in any event within 10 calendar days after the preparation or issuance thereof or at such other time as set forth below:
(i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of Borrower and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners or other equity owners at any time, (iii) all Medicare and Medicaid cost reports and other documents and materials filed by Borrower and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of Borrower, (iv) any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for, or on behalf of, Borrower or any of its Subsidiaries, including, without limitation, (A) copies of licenses and permits required by any applicable federal, state, foreign or local law, statute, ordinance or regulation or Governmental Authority for the operation of its business, (B) Medicare and Medicaid provider numbers and agreements, (C) state surveys pertaining to any healthcare facility operated or owned or leased by Borrower or any of its Affiliates (other than Affiliates who are holders of the Series A Convertible Preferred Stock of PSI) or Subsidiaries, and (D) participating agreements relating to medical plans, (v) within 15 calendar days after the

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

end of each calendar month for such month, (A) a report of the status of all payments, denials and appeals of all Medicare and/or Medicaid Accounts, (B) a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and (C) a report of census and occupancy percentage by payor type, (vi) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its affiliates and copies of each management control letter provided by such independent accountants, (vii) by the second Business Day of each month (and any other time reasonably requested by Agent), a detailed aging and categorizing of Borrower's accounts receivable, and
(viii) such additional information, documents, statements, reports and other materials as Agent may reasonably request from a credit or security perspective or otherwise from time to time.

                  (c) Notices. Borrower shall promptly, and in any event within two calendar days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Agent in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $50,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $50,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Agent a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (viii) receipt of any notice by Borrower regarding termination of any manager of any facility owed, operated or leased by Borrower, (ix) if any Account becomes evidenced or secured by an instrument or chattel paper, and/or (x) any default under the High Yield Documents.

                  (d) Consents. Borrower shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its sole discretion and that are satisfactory to Agent with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower, or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                  (e) Operating Budget. Borrower shall furnish to Agent and each Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than 30 calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

         6.2      PAYMENT OF OBLIGATIONS

                  Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations relating to the Term Loan.

         6.3      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

                  Borrower shall (a) conduct its business in accordance with good business practices customary to the industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, (f) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect, and
(g) remain in good standing and maintain operations in all jurisdictions in which Borrower is currently located.

         6.4      COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

                  Borrower shall (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, (d) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, and (e) properly file all Medicaid and Medicare cost reports, including without limitation the filing of all termination cost reports (if not otherwise filed by the applicable sellers) when due.

         6.5      INSURANCE

                  Borrower shall (a) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, including, without limitation, medical malpractice and professional liability insurance, as applicable; (b) maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and
(c) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (i) be reasonably satisfactory in form and substance to Agent, (ii) name Agent, for the benefit of itself and Lenders, as loss payee and additional insured thereunder, and (iii) expressly provide that they cannot be altered, amended, modified or canceled without 30 Business Days prior written notice to Agent and that they inure to the benefit of Agent, for the benefit of itself and the Lenders, notwithstanding any action or omission or negligence of or by Borrower, or any insured thereunder.

         6.6      TRUE BOOKS

                  Borrower shall (a) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

         6.7      INSPECTION; PERIODIC AUDITS

                  Borrower shall permit the representatives of Agent and Lenders, at the expense of Borrower, from time to time during normal business hours upon reasonable notice, to (a) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).

         6.8      FURTHER ASSURANCES; POST CLOSING

                  At Borrower's cost and expense, Borrower shall (a) within five Business Days after Agent's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may reasonably request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (c) upon the exercise by Agent, any Lender or any of their affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent, any Lender or any of their affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or such affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

         6.9      PAYMENT OF INDEBTEDNESS

                  Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Agent may deem proper and necessary in its sole discretion shall have been made.

         6.10     LIEN RELEASES

                  If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

         6.11     USE OF PROCEEDS

                  Borrower shall use the proceeds from the Revolving Facility and the Term Loan only for the purposes set forth in the recitals to this Agreement.

         6.12     COLLATERAL DOCUMENTS

                  On demand of Agent or any Lender, Borrower shall make available to Agent or such Lender copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Accounts of such Person.

         6.13     RIGHT OF FIRST REFUSAL

                  (a) If at any time Borrower receives from a third party an offer, term sheet or commitment or makes a proposal (including without limitation any application filed in connection with a HUD Financing) accepted by any Person (each, an "OFFER") which provides for any type of debt financing to or for Borrower, Borrower shall notify Agent and Lenders of the Offer in writing (including all material terms of the Offer) and Agent and Lenders shall have 15 Business Days after Receipt of such notice (the "OPTION PERIOD") to agree to provide similar debt financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to such Borrower) as set forth in the Offer. Agent shall notify Borrower in writing of Agent's and Lenders' acceptance of the Offer pursuant hereto (the "ACCEPTANCE

NOTICE"), in which case Borrower shall obtain such debt financing from Agent and Lenders and shall not accept the Offer from such other Person. If no Acceptance Notice has been Received from Agent within the Option Period, Borrower may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the "TRANSACTION"); provided, however, that none of foregoing or any failure by Agent to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents. If the Transaction is not consummated on the terms set forth in the Offer or with the Person providing the Offer or during the 90 calendar day period following the expiration of the Option Period, Borrower shall not be permitted to consummate the Transaction without again complying with this
Section 6.13. The provisions of this Section 6.13 shall survive the payment in full of the Obligations and termination of this Agreement for a period of six months. For purposes of this Section 6.13, "Lender" shall include CapitalSource and any of its parents, Subsidiaries or affiliates.

                  (b) If, at any time prior to and including the third anniversary of the last day of the later of the Revolving Facility Term and the Term Notes Term, Borrower applies for or otherwise seeks financing from any Person under a program sponsored by the United States Department of Housing and Urban Development (each application, a "HUD APPLICATION"), Borrower agrees that CapitalSource Mortgage Finance LLC, an FHA-approved lender, shall have the exclusive right to provide and arrange Borrower's financing obtained in connection with such HUD Application.

         6.14     TAXES AND OTHER CHARGES

                  All payments and reimbursements to Agent, for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on each Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for the benefit of Lenders, then the sum payable to Agent, for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for the benefit of Lenders, of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of each Lender), or (ii) imposes on Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lenders of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent, for the benefit of itself and the Lenders, any additional amounts necessary to compensate each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.14 it shall promptly notify Borrower of the event by reason of which such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this
Section 6.14 submitted by such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person acceptable to Agent to process, manage and pay its payroll taxes and shall cause to be delivered to Agent and each Lender within ten calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.

         6.15     PATIENT BILLS

                  Within three Business Days of discharge of a Patient, Borrower will deliver a bill to the applicable payor(s) for Services rendered to such Patient. For any Patient who qualifies for billing prior to discharge, Borrower will deliver a bill to the applicable payor(s) for Services rendered to such Patient, as frequently as allowed; provided, however, no such billing shall be required more often than twice per month.

         6.16     MODIFICATION OF SUBORDINATION AGREEMENTS

                  On or before the Closing Date, (a) Borrower shall amend and restate the Subordination Agreement to reference this Agreement, (b) Borrower shall cause the holder of such Subordinated Debt to otherwise revise such Subordination Agreement to the satisfaction of Agent and (c) Borrower shall make such other changes as Agent may request.

         6.17     INTERNAL COST REPORTS; RESERVES

                  (a) Notwithstanding and in addition to Section 6.1 and the other provisions of this Agreement and the Loan Documents, Borrower shall prepare and furnish to Agent and Lenders when completed, but in no event more than 15 calendar days after the end of each calendar quarter, a cost report for the immediately preceding calendar quarter for Borrower (each individually and collectively, "INTERNAL COST REPORT") setting forth for Borrower the precise amount of cumulative cost-year to date accrued Medicare and Medicaid liability for the Medicare and Medicaid cost-year in which such preceding quarter falls based on and calculated as the difference between actual reported costs and the interim reimbursement rate then being used for Medicare and Medicaid, as applicable (such cumulative cost-year to date amounts being the "ACCRUED LIABILITIES").

                  (b) At the expense of Borrower, Borrower agrees and acknowledges that Agent shall have the right at any time within 90 Business Days after the Closing and at such other times as Agent deems necessary (provided, that any such audits other than the initial audit contemplated by this sentence shall be at the expense of Borrower only if Agent determines as a result of and based on any such audit that the methods or procedures used by Borrower in preparing any of the Internal Cost Reports or the amounts or figures contained in any such reports are incorrect or inaccurate in any material respect), during normal business hours, to have an independent third party expert in reimbursement issues as chosen and determined by Agent visit and inspect any of the offices or properties of Borrower and any other place where Collateral is located or Accounts and receivables are generated to audit the methods and procedures used by Borrower in preparing the Internal Cost Reports and calculating the amounts and figures contained in such reports and all of its books of account, records, reports and other papers relating in any way thereto.

VII.     NEGATIVE COVENANTS

         Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         7.1      FINANCIAL COVENANTS

                  Borrower shall not violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

         7.2      INDEBTEDNESS

                  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"):
(a) Indebtedness under the Loan Documents; (b) any Indebtedness set forth on
Schedule 7.2; provided, that any refinancing of the Indebtedness set forth on
Schedule 7.2 shall have the following terms: (i) the stated applicable pre-default or post-default interest rate (or the margin thereon if based on a variable rate) on such Indebtedness shall not be greater than the stated applicable pre-default or post-default interest rate (or the margin thereon if based on a variable rate) as in effect on the date hereof; (ii) the maximum principal amount outstanding under such Indebtedness as so refinanced does not exceed the maximum principal amount permitted to be outstanding on the date hereof; and (iii) no advances under such Indebtedness may be made on or after the date hereof; (c) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by
Section 7.3(e); provided, that the aggregate amount thereof outstanding at any time shall not exceed $250,000; (d) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights and in form and substance satisfactory to Agent; (e) accounts payable to trade creditors and current operating expenses (other than for borrowed money) incurred in the ordinary course of business and paid when due, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; (f) Indebtedness owing by any Borrower to another Borrower; provided, that such Indebtedness shall be (i) evidenced by a note, (ii) on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights and in form and substance satisfactory to Agent, and (iii) pledged to Agent, for the benefit of itself and Lenders; (g) borrowings incurred in the ordinary course of business and not exceeding $100,000 individually or in the aggregate outstanding at any one time; (h) the Put Price Notes (as defined in the Securities Purchase Agreement; and (i) the High Yield Indebtedness; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's and Lenders' rights and in form and substance satisfactory to Agent. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Agent, for the benefit of itself and the Lenders, or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower, Agent and Lenders.

         7.3      LIENS

                  Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by Borrower in accordance with GAAP to the satisfaction of Agent in its sole discretion, (c)
(i) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Agent) and of carriers, warehousemen, mechanics and materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by Borrower in accordance with GAAP to the satisfaction of Agent in its sole discretion, (d) Liens (i) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (ii) arising as a result of progress payments under government contracts, (e) purchase money Liens (i) securing Indebtedness permitted under Section 7.2(c), or (ii) in connection with the purchase by Borrower of equipment in the normal course of business; provided, that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (f) Liens necessary and desirable for the operation of Borrower's business; provided, that Agent has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Agent and each Lender, all in form and substance satisfactory to Agent in its sole discretion, (g) Liens shown on the title policy or survey covering the Real Property and approved by Agent prior to the date hereof, (h) promptly after the rendition thereof, Liens imposed by any judgment rendered against Borrower or any of its Subsidiaries in excess of (A) $250,000, if such amount is covered by insurance or (B) $100,000, if such amount is not covered by insurance, and (i) Liens disclosed on Schedule 7.3.

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

         7.4      INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

                  Borrower, directly or indirectly, shall not (a) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, except for those entities listed on Schedule 5.3; provided, however, Borrower may consummate the Ramsay Acquisition, or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person other than those created by the Loan Documents and Permitted Indebtedness, and other than (i) trade credit extended in the ordinary course of business, (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; provided, however, Borrower may consummate the Ramsay Acquisition. Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B, unless Borrower shall provide to Agent at least 30 Business Days prior written notice. Notwithstanding anything in this Section 7.4 to the contrary, Borrower may invest in Permitted Investments at any time. Borrower shall have no Subsidiaries other than Borrowers hereunder, RY Puerto Rico, HUD Financing Subsidiaries and PSI Surety.

         7.5      DIVIDENDS; REDEMPTIONS

                  Borrower shall not (a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than (i) dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, and (ii) dividends and distributions payable to
(A) PSI, and (B) wholly-owned Subsidiaries of PSI which are Borrowers), (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (c) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, or (d) make any payment of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by Borrower; provided, that nothing contained in this Section 7.5 shall prevent Borrower from making any payments and/or consummating any transactions permitted pursuant to the Subordination Agreement with the 1818 Mezzanine Fund.

         7.6      TRANSACTIONS WITH AFFILIATES

Borrower shall not enter into or consummate any transaction of any kind with any of its affiliates or any Guarantor or any of their respective affiliates other than: (a) salary, bonus, employee stock option and other compensation, and employment and standard indemnification arrangements with directors or officers in the ordinary course of business; provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (b) distributions and dividends permitted pursuant to Section 7.5, (c) transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, (d) transactions with Agent or Lenders or any affiliate of Agent or Lenders, (e) payments to any Borrower, (f) payments to any HUD Financing Subsidiary to pay obligations on a non-accelerated basis under a HUD Financing which has been approved by Agent, (g) payments to PSI Surety in the ordinary course of business pursuant to agreements entered into on arm's length terms which have been disclosed to Agent in writing and approved by Agent, (h) payments permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its affiliates that both (i) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (ii) are subject to such terms and conditions as determined by Agent in its sole discretion; provided, that notwithstanding the foregoing clauses (i) and (ii) of this clause (h), Borrower shall not (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to any agreement for any Indebtedness of any such affiliate, or (B) make any payment to any of its affiliates in excess of $10,000 without the prior written consent of Agent (other than (i) to portfolio companies of the institutional owners of PSI so long as such payment otherwise complies with clause (h)(i) [it being understood that clause (ii) shall not apply to such transactions with portfolio companies satisfying clause (i)], or (ii) pursuant to the High Yield Documents), (i) transactions pursuant to the Stock Purchase Agreement dated as of January 6, 2003 between PSI and the purchasers thereunder (the "Series A Purchasers") and the Registration Rights Agreement dated as of January 6, 2003, between PSI and the Series A Purchasers, in each case otherwise complying with this Agreement, and (j) payments and/or transactions permitted pursuant to the Subordination Agreement with the 1818 Mezzanine Fund.

         7.7      CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS

                  Borrower shall not (a) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Agent or any Lender, (b) change its fiscal year unless Borrower demonstrates to Agent's satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Agent and each Lender of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Agent may reasonably request, (c) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Agent, which consent shall not be unreasonably withheld, (d) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (e) use any proceeds of any Loans for "purchasing" or "carrying" "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         7.8      TRUTH OF STATEMENTS

                  Borrower shall not furnish to Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material

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

fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.9      PAYMENT ON SUBORDINATED DEBT

                  Borrower shall not (a) make any prepayment of any part or all of any Subordinated Debt, (b) defease, repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt; provided, however, that Borrower may make any required payments on any Subordinated Debt in accordance with the provisions of the note evidencing such Subordinated Debt, or if more restrictive, the provisions of any Subordination Agreement, each as in effect on the date hereof. Notwithstanding the foregoing, Borrower shall not make any (i) payments on any Subordinated Debt if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any payment on such Subordinated Debt (unless, with respect to the 1818 Mezzanine Fund Subordinated Indebtedness, such payment is permitted pursuant to the Subordination Agreement with the 1818 Mezzanine Fund), or (ii) principal payments on the High Yield Indebtedness.

         7.10     AMENDMENT OF THE HIGH YIELD DOCUMENTS

                  Borrower shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the High Yield Documents the effect of which is to (a) increase the maximum principal amount of the High Yield Indebtedness or rate of interest on any of the High Yield Indebtedness, (b) change the dates upon which payments of principal or interest on the High Yield Indebtedness are due, (c) change or add any event of default or any covenant with respect to the High Yield Indebtedness, (d) change any redemption or prepayment provisions of the High Yield Indebtedness, (e) alter the subordination provisions with respect to the High Yield Indebtedness, including, without limitation, subordinating the High Yield Indebtedness to any other indebtedness, (f) take any liens or security interests in any assets of Borrower or any guarantor as security for the High Yield Indebtedness or (g) change or amend any other term of the High Yield Documents if such change or amendment would result in an Event of Default, increase the obligations of Borrower or any guarantor under the High Yield Indebtedness or confer additional material rights on any other holder of the High Yield Indebtedness in a manner adverse to Borrower, any such guarantor or Agent. Borrower shall not designate any indebtedness other than the Obligations as "Designated Senior Debt" (as defined in the High Yield Documents).

         7.11     NON-BORROWERS

                  Borrower shall not make any investment in or loans to or any asset transfers to PSI Surety or the HUD Financing Subsidiaries (other than ordinary course of business transactions entered into on arm's length terms which have been disclosed to Agent in writing and approved by Agent). Borrower shall cause PSI Surety and the HUD Financing Subsidiaries to not make any Distribution other than (a) to a Borrower, and (b) ordinary course of business transactions entered into on arm's length terms which have been disclosed to Agent in writing

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

and approved by Agent. No HUD Financing Subsidiary may own any material assets, unless such HUD Financing Subsidiary has completed a HUD Financing.

VIII.    EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "Event of Default":

                  (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise); provided, that, if Borrower shall fail to pay any amount on the Obligations when due, there shall be a one day grace period after Receipt by Borrower of written notice from Agent of such nonpayment;

                  (b) any representation, statement or warranty made or deemed made by Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document or in any other agreement, contract, document or instrument between any Borrower or Guarantor and Agent or any Lender or affiliate of Agent or any Lender to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

                  (c) Borrower or any Guarantor or other party thereto, other than Agent or any Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided, that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.2, 6.3(f), 6.9 and 6.11 for which there shall be no cure period, and other than Sections 6.1 and 6.3(a)-(e) and (g) for which there shall be a 15 calendar day cure period), there shall be a 30 calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

                  (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Agent, for the benefit of itself and Lenders, ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Agent, for the benefit of itself and Lenders, pursuant to the Security Documents;

                  (e) one or more judgments or decrees is rendered against any Borrower or Guarantor in an amount in excess of (i) $250,000, if such amount is covered by insurance or (ii) $100,000, if such amount is not covered by insurance, which is/are not satisfied, stayed, vacated or discharged of record within 30 calendar days of being rendered;

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

                  (f)      (i) any default occurs, which is not cured or waived,
(x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Borrower or Guarantor in excess of $100,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Borrower or Guarantor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness, in excess of $100,000, to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between any Borrower or Guarantor and Agent or any Lender or affiliate of Agent or any Lender (other than the Loan Documents), or (ii) any Indebtedness of any Borrower or Guarantor in excess of $100,000 is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                  (g) any Borrower or Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

                  (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of 60 calendar days, (B) shall approve a petition filed against any Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within 60 calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Borrower or Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within 60 calendar days, or (ii) there is commenced against any Borrower or Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within 60 calendar days after the date of commencement, or (B) is with respect to which such Borrower or Guarantor takes any action to indicate its approval of or consent to;

                  (i) (i) any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect, Material Adverse Change occurs, or is reasonably expected to occur, (iii) any Liability Event occurs or is reasonably expected to occur, which results or is reasonably expected to result in a liability of Borrower in excess of $100,000, or (iv) any Borrower or Guarantor ceases any portion of its business operations as currently conducted;

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

                  (j) Agent or any Lender receives any indication or evidence that any Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Agent's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten calendar days after written notice from Agent;

                  (k)      an Event of Default occurs under any other Loan
Document;

                  (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $100,000 in the aggregate;

                  (m) any Borrower or Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                  (n) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Borrower or Guarantor or any of their property or assets; or

                  (o) any Borrower or Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

then, and in any such event, notwithstanding any other provision of any Loan Document, Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate its obligations to make Loans hereunder, whereupon the same shall immediately terminate, (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(c), (g), (h) or (i)(iii), in which event all of the foregoing shall automatically and without further act by Agent or any Lender be due and payable; provided, that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(c), there shall be a three Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and
(iii) prohibit any action permitted to be taken under Article VII hereof.

IX.      RIGHTS AND REMEDIES AFTER DEFAULT

         9.1      RIGHTS AND REMEDIES

                  (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights, options and remedies

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

provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower held by Agent, for the benefit of Lenders, to reduce the Obligations,
(ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged (other than Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower as applicable, might exercise (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), (v) collect and send notices regarding the Collateral (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent, (viii) reduce or otherwise change the Facility Cap and/or the Maximum Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its sole discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; (B) pay for the performance of any of Obligations; (C) discharge taxes or Liens on any of the Collateral that are in violation of any Loan Document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and
(D) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent and/or any Lender shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

                  (b) Borrower agrees that notice Received by it at least ten calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Borrower which right is hereby waived and released.

         9.2      RIGHTS AND REMEDIES NOT EXCLUSIVE

                  Agent and Lenders shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and Lenders described in any Loan Document are

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

cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.       WAIVERS AND JUDICIAL PROCEEDINGS

         10.1     WAIVERS

                  Except as expressly provided for herein, Borrower hereby waives demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or Lenders to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral, whether or not payable by a Medicaid/Medicare Account Debtor.

         10.2     DELAY; NO WAIVER OF DEFAULTS

                  No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of any Borrower or Guarantor or operate as a waiver of such provision or affect the liability of any Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances or funding the Term Loan, neither Agent or any Lender waives any breach of any representation or warranty of under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.

         10.3     JURY WAIVER

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

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

         10.4     COOPERATION IN DISCOVERY AND LITIGATION

                  In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrower waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (a) any of its directors, officers, members, managers, partners, employees or agents being deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (b) Agent's or any Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (c) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

         10.5     AMENDMENT AND WAIVERS

                  (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders and Agent; provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
(iii) extend the scheduled due date, reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any material portion of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent); (vi) amend, modify or waive this Section 10.5 or the definitions of the terms used in this Section 10.5 insofar as the definitions affect the substance of this Section 10.5 (which action shall be deemed to directly affect all Lenders); (vii) consent to the assignment or other transfer by Borrower or any other party (other than any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

                  (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

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

                  (c) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender, and, if signed by Borrower, on Borrower.

XI.      EFFECTIVE DATE AND TERMINATION

         11.1     EFFECTIVENESS AND TERMINATION

                  Subject to each Lender's right to terminate and cease making Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than 30 calendar days prior written notice to Agent and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 30th calendar day after Receipt by Agent of such written notice. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION DATE"); provided, that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the 30 calendar days prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash. Notwithstanding anything contained in this Agreement, Borrower may not voluntarily terminate the Revolving Facility during the first six months of the Revolving Facility Term.

         11.2     SURVIVAL

                  All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.5, 3.6, 3.7, 6.13, 10.1, 10.3, 12.3, 12.4, 12.7 and
Article XI shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

         11.3     AGENT

                  (a) Appointment. Each Lender hereby designates and appoints CapitalSource as the administrative agent and the collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent and the collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section
11.3. The provisions of this Section 11.3 are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third-party beneficiary of any of the provisions hereof. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or Borrower. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by the Agent hereunder or given to the Agent for the account of or with copies for Lenders, each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and except that Agent shall be liable with respect to its or their own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of

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this Agreement or any of the Loan Documents or the financial condition of
Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

                  (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (e) Indemnification. Each Lender, severally and not jointly, agrees to reimburse and indemnify Agent (to the extent not reimbursed by Borrower or the Guarantors), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Section 11.3(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (f) CapitalSource Individually. With respect to the Loans made by it, and the Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of

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banking, trust or other business with Borrower or any subsidiary of Borrower as if it were not acting as Agent pursuant hereto.

                  (g)      Successor Agent.

                           (i)      Resignation. Agent may resign from the
performance of all its functions and duties hereunder at any time by giving at least 30 days prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (g)(ii) below or as otherwise provided below.

                           (ii)     Appointment of Successor. Upon any such
notice of resignation pursuant to clause (g)(i) above, Requisite Lenders shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said 30 day period, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said 30 day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                           (iii)    Successor Agent. Upon the acceptance of any
appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this
Section 11.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                  (h)      Collateral Matters.

                           (i)      Collateral. Each Lender agrees that any
action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (B) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any of its Subsidiaries; (C) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (D) manage, supervise and otherwise deal with the Collateral; (E) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and

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

Liens created or purported to be created by the Loan Documents relating to the Collateral, and (F) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                           (ii)     Release of Collateral. Lenders hereby
irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent for the benefit of Lenders upon any property covered by this Agreement or the Loan Documents (A) upon termination of the Revolving Facility and payment and satisfaction in full of all Obligations; (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended.

                           (iii)    Confirmation of Authority; Execution of
Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11.3(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.3(h)(ii). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any subsidiary of Borrower, in respect of), all interests retained by Borrower or any subsidiary of Borrower, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                           (iv)     Absence of Duty. Agent shall have no
obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.3(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that Agent shall have no duty or

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

liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

                  (i) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  (j) Exercise of Remedies. Except as set forth in Section 11.5, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         11.4     CONSENTS

                  (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within five Business Days would be deemed to be a consent by such Lender.

                  (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then CapitalSource may, at its option, require such Lender to assign its interest in the Loans to CapitalSource for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender (but no prepayment fee with respect thereto, it being agreed that any prepayment fee is not applicable to such an assignment), which interest and fees will be paid when collected from Borrower. In the event that CapitalSource elects to require any Lender to assign its interest to CapitalSource pursuant to this Section 11.4, CapitalSource will so notify such Lender in writing within 45 calendar days following such Lender's denial, and such Lender will assign its interest to CapitalSource no later than five calendar days following Receipt of such notice.

         11.5     SET-OFF AND SHARING OF PAYMENTS

                  In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set-off and to appropriate and to apply any and all
(a) balances (general or special, time or demand, provisional or final) held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or

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

owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without prior written notice to Agent; provided, however, that the failure to give notice to Borrower or to any other Person shall not affect the validity of such set-off and application. Any Lender which has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set-off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of Loans shall sell) participations in each such other Lender's or holder's Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

         11.6     DISBURSEMENT OF FUNDS

                  Agent may, on behalf of Lenders, disburse funds to Borrower for Advances requested. Each Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Advance before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Advance no later than one Business Day prior to the funding date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (Eastern Time). If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11.6 shall be without premium or penalty. Nothing in this Section 11.6 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of Section 11.7, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

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         11.7     SETTLEMENTS; PAYMENTS AND INFORMATION

                  (a) Advances and Payments; Term Loan Payments; Interest and Fee Payments.

                           (i)      The amount outstanding pursuant to Advances
may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 11.6, Advances and repayments may be settled according to the procedures described in Sections 11.7(a)(ii) and 11.7(a)(iii) of this Agreement. Payments of principal, interest and fees in respect of the Term Loan will be settled, in accordance with each Lender's Pro Rata Share on the first Business Day after such payments are received. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                           (ii)     Once each week, or more frequently
(including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by 1 p.m. (Eastern Time) by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the outstanding Advances. In the event payments are necessary to adjust the amount of such Lender's share of the Advances to such Lender's Pro Rata Share of the Advances, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (Eastern Time) on the Business Day following the Settlement Date.

                           (iii)    On the first Business Day of each month
("INTEREST SETTLEMENT DATE"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the proceeding month in respect of the Advances. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule 1 of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. (Eastern Time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

                  (b)      Availability of Lenders' Pro Rata Share.

                           (i)      Unless Agent has been notified by a Lender
prior to any proposed funding date of such Lender's intention not to fund its Pro Rata Share of the Advance amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim, or deduction of any kind.

                           (ii)     Nothing contained in this Section 11.7(b)
will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

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

                  (c)      Return of Payments.

                           (i)      If Agent pays an amount to a Lender under
this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                           (ii)     If Agent determines at any time that any
amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

         11.8     DISSEMINATION OF INFORMATION

                  The Agent will distribute promptly to each Lender copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, financial and reporting information received from Borrower or its Subsidiaries or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender), as provided for in this Agreement and the other Loan Documents as received by the Agent. The Agent shall promptly give notice to Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender. Agent shall request information from Borrower or its Subsidiaries as Lenders may request from time to time. Agent shall not be liable to Lenders for any failure to comply with its obligations under this Section 11.8, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

XII.     MISCELLANEOUS

         12.1     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

                  The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the

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Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         12.2     SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS

                  (a) Each Lender may at any time assign all or a portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "TRANSFEREE"); provided, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, substantially in the form of Exhibit C. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as it would if it were a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Section 12.7). Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

                  (b) Each Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "PARTICIPANT"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (i) any

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

reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the termination date of this Agreement or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrower hereby acknowledges and agrees that the Participant under each participation shall, solely for the purposes of Sections 11.5 and
12.4 of this Agreement be considered to be a "Lender" hereunder.

                  (c) The Agent, on behalf of the Borrower, shall maintain at its address referred to in Section 12.5 a copy of each Lender Addition Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything in this Agreement to the contrary, no assignment under subsection 12.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Agent shall have recorded the assignment pursuant to subsection 12.2(c). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and a Transferee, the Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon the request of the Agent by the assigning Lender or the Transferee, as applicable, execute and deliver to the Agent new Notes to reflect the interest held by the assigning Lender and its Transferee.

                  (e) Except as otherwise provided in this Section 12.2 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees, Transferees and Participants (including prospective assignees, Transferees and Participants); provided, that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by Section 12.10.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral).

                  (g) Borrower agrees to use its commercially reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

                  (h) Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its affiliates, financing or funding sources or lenders, (ii) no lender to or financing or funding source of CapitalSource or its affiliates shall be considered a Transferee and (iii) there shall be no limitation or restriction on (A) CapitalSource's ability to assign or otherwise transfer any Loan Document or Obligation to any such affiliate, financing source or lender, or (B) any such affiliate's, financing source's or lender's ability to assign or otherwise transfer any Loan Document or Obligation; provided, however, CapitalSource shall continue to be liable as a "Lender" under the Loan Documents unless such affiliate or lender executes a Lender Addition Agreement and thereby becomes a "Lender," in which case such lender shall be required to comply with the other provisions of this Section 12.2.

                  (i) The Loan Documents shall inure to the benefit of each Lender, Agent, Transferees, Participants (to the extent expressly provided therein only) and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons that are parties thereto and their respective successors and assigns. Except as otherwise permitted herein, no Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower or any Guarantor. Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) PURSUANT TO SECTION 12.2, SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS PROVIDED HEREIN. Each Transferee and Participant shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof; provided, that, notwithstanding anything to the contrary in any Loan Document, no Borrower shall be obligated to pay under this Agreement to any Transferee or Participant any sum in excess of the sum which it would have been obligated to pay to Lenders had such participation not been effected. Notwithstanding any other provision of any Loan Document, Agent and Lenders may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document; provided, that Transferees and Participants shall be subject to the confidentiality provisions contained herein that are applicable to Agent and Lenders.

         12.3     APPLICATION OF PAYMENTS

                  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.

         12.4     INDEMNITY

                  Each Borrower jointly and severally shall indemnify Agent and each Lender, their affiliates and their respective managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which any Borrower is responsible to pay or indemnify, each Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 12.4, and Agent may elect (but is not obligated) to direct the defense thereof; provided, that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause any Borrower's insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Borrower has paid to Agent or any Lender pursuant to the indemnity set forth in this Section 12.4, then Agent and/or Lender shall promptly pay to such Borrower the amount of such recovery.

         12.5     NOTICE

                  Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

         12.6     SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

                  If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

         12.7     EXPENSES

                  Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Agent's, for the benefit of itself and Lenders, Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and Lenders' transactions with Borrower, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Agent, any Lender or any of their affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

         12.8     ENTIRE AGREEMENT

                  This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower, Agent and such Lenders. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Borrower, Agent and Lenders. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

         12.9     AGENT APPROVALS

                  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent in its sole and absolute discretion.

         12.10    CONFIDENTIALITY AND PUBLICITY

                  Borrower agrees, and agrees to cause each of its affiliates,
(i) not to transmit or disclose any provision of any Loan Document to any Person (other than (A) to the extent required by applicable laws or regulations, (B) to their respective advisors and officers on a need-to-know basis, and (C) to their respective owners in connection with reports distributed in the ordinary course of business) without Agent's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Agent and each Lender reserve the right to review and approve all materials that Borrower or any of its affiliates prepares that contain Agent's or such Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its affiliates to, use either Agent's or any Lender's name (or the name of any of Agent's or any Lender's affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its affiliates to contract on behalf of Agent or any Lender.

         12.11    RELEASE OF AGENT AND LENDERS

                  Notwithstanding any other provision of any Loan Document, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, shareholders, affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective affiliates (collectively, the "RELEASING PARTIES"), hereby fully and completely releases and forever discharges the Indemnified Parties and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Parties, the "RELEASED PARTIES"), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing. Borrower acknowledges that the foregoing release is a material inducement to Agent's and each Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Agent and each Lender in agreeing to make the Loans.

         12.12    AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION

                  THIS AGREEMENT IS GIVEN IN AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION (BUT NOT IN NOVATION) OF THE HEALTHCARE LOAN AGREEMENT, THE ORIGINAL LOAN AGREEMENT AND THE AMENDED AND RESTATED LOAN AGREEMENT. BORROWER HEREBY AGREES THAT, WITH RESPECT TO MATTERS RELATING TO THE PERIOD PRIOR TO THE DATE HEREOF, ALL PROVISIONS OF THE HEALTHCARE LOAN AGREEMENT, THE ORIGINAL LOAN AGREEMENT AND THE AMENDED AND RESTATED LOAN AGREEMENT ARE HEREBY RATIFIED AND CONFIRMED AND SHALL REMAIN IN FULL FORCE AND EFFECT.

         12.13    JOINDER

                  Each of the New Borrowers hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will, as if it has executed the Amended and Restated Loan Agreement and the other Amended and Restated Loan Documents, be and have all of the obligations of (i) a Borrower (as defined in the Amended and Restated Loan Agreement) for all purposes of the Amended and Restated Loan Agreement, (ii) a Debtor (as defined in the Amended and Restated Security Agreement) for all purposes of the Amended and Restated Security Agreement, and (iii) a party of identical capacity and obligations as a Borrower to each of the Amended and Restated Loan Documents. As of the date hereof, each New Borrower hereby ratifies and agrees to be bound by all of the terms, provisions and conditions contained in the Amended and Restated Loan Agreement, the Amended and Restated Security Agreement and the other Amended and Restated Loan Documents which are binding upon the Borrower, including, without limitation (a) all of the representations and warranties of the Borrower set forth in Article V of the Amended and Restated Loan Agreement, as supplemented from time to time in accordance with the terms thereof, and (b) all of the covenants set forth in Articles VI and VII of the Amended and Restated Loan Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has duly executed this Second Amended and Restated Revolving Credit and Term Loan Agreement as of the date first written above.

BORROWER:

PSYCHIATRIC SOLUTIONS, INC.
AERIES HEALTHCARE CORPORATION
AERIES HEALTHCARE OF ILLINOIS, INC.
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
COLLABORATIVE CARE CORPORATION
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
HAVENWYCK HOSPITAL INC.
H.C. CORPORATION
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
INFOSCRIBER CORPORATION
MICHIGAN PSYCHIATRIC SERVICES, INC.
PSI CEDAR SPRINGS HOSPITAL, INC.
PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC.
PSI-EAP, INC.
PSI HOSPITALS, INC.
PSI TEXAS HOSPITALS, LLC
PSYCHIATRIC MANAGEMENT RESOURCES, INC.
PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC.
PSYCHIATRIC SOLUTIONS HOSPITALS, INC.
PSYCHIATRIC SOLUTIONS OF ALABAMA, INC.
PSYCHIATRIC SOLUTIONS OF CORAL GABLES, INC.
PSYCHIATRIC SOLUTIONS OF FLORIDA, INC.
PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC.
PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC.
PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC.
RAMSAY MANAGED CARE, INC.
RAMSAY TREATMENT SERVICES, INC.
RAMSAY YOUTH SERVICES OF ALABAMA, INC.
RAMSAY YOUTH SERVICES OF FLORIDA, INC.
RAMSAY YOUTH SERVICES OF GEORGIA, INC.
RAMSAY YOUTH SERVICES OF SOUTH CAROLINA, INC.
RHCI SAN ANTONIO, INC.
SOLUTIONS CENTER OF LITTLE ROCK, INC.
SUNSTONE BEHAVIORAL HEALTH, INC.
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC.
THERAPEUTIC SCHOOL SERVICES, LLC
TRANSITIONAL CARE VENTURES (TEXAS), INC.

TRANSITIONAL CARE VENTURES, INC.

By: /s/ Steven T. Davidson
    ________________________________________________
    Steven T. Davidson
    Vice President

H.C. PARTNERSHIP

By: H.C. Corporation, its general partner
    HSA Hill Crest Corporation, its general partner

By: /s/ Steven T. Davidson
    ________________________________________________
    Steven T. Davidson
    Vice President

NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.

By: PSI Texas Hospitals, LLC, its general partner

    By:    /s/ Steven T. Davidson
           _______________________________________________
           Steven T. Davidson
           Vice President

           113 Seaboard Lane, Suite C-100
           Franklin, Tennessee 37067
           Attention: President and Chief Executive Officer
           Telephone: (615) 312-5700
           FAX: (615) 312-5711

AGENT AND LENDER:

CAPITALSOURCE FINANCE LLC

By: /s/ Keith D. Reuben
    ________________________________________________
    Keith D. Reuben
    Director

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Attention: Healthcare Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2340
E-Mail: aheller@capitalsource.com

                                    EXHIBITS

A                 Borrowing Certificate
B                 Compliance Certificate
C                 Lender Addition Agreement

                                    SCHEDULES

1                 Lenders/Commitments
2.4               Borrower's Accounts
5.2               Consents, Approvals and Authorizations Required
5.3               Subsidiaries; Authorized and Issued Capital Stock;
                  Capitalization; Directors, Members, Managers and/or Partners;
                  Joint Venture and Partnership Arrangements
5.4               Real Properties
5.8               Taxes Contested in Good Faith
5.11              Intellectual Property
5.15              Indebtedness; Material Obligations
5.16              Other Agreements
5.17              Insurance Policies
5.18A             Corporate Names
5.18B             Place of Business/Chief Executive Officer
6.8               Post Closing Obligations
7.2               Permitted Indebtedness
7.3               Permitted Liens
A-1               Facility Census
A-2               EBITDA Adjustments

                                     ANNEX I

                               FINANCIAL COVENANTS

         1.       MINIMUM CENSUS

                  As of the last day of each Monthly Test Period, (a) the aggregate combined census levels at the facilities owned, operated or leased by Borrower and (b) the census level at each such facility, shall be not less than 75% of the census levels for such applicable calendar months for the facilities listed on Schedule A-1.

         2.       TOTAL LEVERAGE RATIO (TOTAL DEBT/EBITDA)

                  As of the last day of each month through and including June 30, 2004, the Total Leverage Ratio shall not exceed 4.95 to 1.00. As of the last day of each month beginning on July 1, 2004 through and including June 30, 2005, the Total Leverage Ratio shall not exceed 4.80 to 1.00. As of the last day of each month after July 1, 2005, the Total Leverage Ratio shall not exceed 4.65 to 1.00.

         3.       SENIOR LEVERAGE RATIO

                  As of the last day of each month through and including June 30, 2004, the Senior Leverage Ratio shall not exceed 2.25 to 1.00. As of the last day of each month beginning on July 1, 2004, through and including June 30, 2005, the Senior Leverage Ratio shall not exceed 2.10 to 1.00. As of the last day of each month after July 1, 2005, the Senior Leverage Ratio shall not exceed
1.95 to 1.00.

         4.       Interest Coverage Ratio (EBITDA/Interest Expense)

                  As of the last day of each Monthly Test Period, through and including June 30, 2004, the Interest Coverage Ratio shall not be less than 1.50:1.00. As of the last day of each Monthly Test Period beginning on July 1, 2004 through and including June 30, 2005, the Interest Coverage Ratio shall not be less than 1.65:1.00. As of the last day of each Monthly Test Period after July 1, 2005, the Interest Coverage Ratio shall not be less than 1.80:1.00.

         5.       Fixed Charge Ratio (EBITDA/Fixed Charges)

                  As of the last day of each Monthly Test Period through and including June 30, 2004, the Fixed Charge Ratio shall not be less than 1.00:1.00. As of the last day of each Monthly Test Period beginning on July 1, 2004 through and including June 30, 2005, the Fixed Charge Ratio shall not be less than 1.15:1.00. As of the last day of each Monthly Test Period after July 1, 2005, the Fixed Charge Ratio shall not be less than 1.30:1.00. For purposes of this financial covenant only, the following shall be excluded from calculation of the Fixed Charge Ratio: (a) the aggregate amount of all principal payments made (in an aggregate amount not to exceed $2,100,000) by Borrower on or before April 1, 2003 to The Brown Schools in accordance with the provisions of the note evidencing such Subordinated Debt, (b) all non-cash interest expenses related to such Seller Notes and (c) such other non-occurring charges as Agent may consent to in its sole discretion (e.g., computer conversions).

                  For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                  "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

                  "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, and (g) the amounts listed for the applicable periods on Schedule A-2, minus (h) gains from any sale of assets, other than sales in the ordinary course of business, and (i) other extraordinary or non-recurring gains, all of the foregoing determined in accordance with GAAP.

                  "Fixed Charge Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date, to (b) Fixed Charges for the Monthly Test Period most recently ended before such date, in each case taken as one accounting period.

                  "Fixed Charges" shall mean, on any calculation date, for any Monthly Test Period, the sum of the following for Borrower, individually and collectively, on a consolidated and consolidating basis: (a) Total Debt Service for such period, (b) Capital Expenditures and management and services fees during such period, (c) income taxes paid in cash or accrued during such period, (d) dividends paid or accrued or declared during such period and (e) and principal payments made by Borrower pursuant to a HUD Financing. Any principal payments by Borrower made pursuant to the Revolving Facility shall be excluded from this definition.

                  "Interest Coverage Ratio" shall mean, at any date of determination, for Borrower individually and on a consolidated and consolidating basis, without duplication, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date (taken as one accounting period), to (b) Interest Expense for the Monthly Test Period most recently ended before such date (taken as one accounting period).

                  "Interest Expense" shall mean, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) of Borrower individually and collectively, on a consolidated and consolidating basis with respect to all outstanding Indebtedness, including, without limitation, (i) the Interest Expense on the aggregate outstanding amount of the Term Loan on such date, (ii) the Interest Expense on the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (iii) the Interest Expense on the aggregate amount of all Capitalized Lease Obligations on such date, (iv) the Interest Expense on the aggregate outstanding amount of all High Yield Indebtedness on such date, (v) the Interest Expense on the aggregate outstanding amount of the Seller Notes, excluding all non-cash interest expenses related to such Seller Notes, (vi) Interest Expense on any other Indebtedness on such date, (vii) the Interest Expense on the aggregate outstanding amount of any HUD Financing and (viii) capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Leverage Test Period" shall mean a period ending on the last calendar day of each month, including the twelve most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

                  "Monthly Test Period" shall mean a period ending on the last calendar day of each month, including the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

                  "Net Income" shall mean, for any Test Period, the net income (or loss) of Borrower individually and collectively on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                  "Senior Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) the aggregate outstanding amount of (A) the aggregate outstanding amount of the Term Loan on such date, (B) the Facility Cap, (C) the aggregate amount of all Capitalized Lease Obligations on such date, and (D) the aggregate outstanding amount of all HUD Financings to (ii) EBITDA for the Leverage Test Period most recently ended before such date.

                  "Test Period" means, individually and/or collectively, Monthly Test Period, and Leverage Test Period.

                  "Total Debt Service" shall mean for any period, for Borrower individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, and
(ii) Interest Expense, in each case for such period.

                  "Total Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) Indebtedness for borrowed money (including HUD Financings) and Capitalized Lease Obligations, less cash held on such date and Cash Equivalents held on such date, to (ii) EBITDA for the Leverage Test Period most recently ended before such date.

                                   APPENDIX A

                                   DEFINITIONS

         "1818 Mezzanine Fund" shall mean The 1818 Mezzanine Fund II, L.P., a Delaware limited partnership.

         "1818 Mezzanine Fund Subordinated Indebtedness" shall mean the subordinated indebtedness owing by Hospitals (and any other Borrower who is a party or obligor thereunder) to 1818 Mezzanine Fund pursuant to the Securities Purchase Agreement and related documents.

         "Account Debtor" shall mean any Person who is obligated under an Account.

         "Accounts" shall mean all "accounts" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Accrued Liabilities" shall have the meaning assigned to such term in
Section 6.17(a).

         "Advances" shall mean a borrowing under the Revolving Facility. Any amounts paid by Agent or any Lender on behalf of Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

         "Agreement and Plan of Merger" shall mean that certain Agreement and Plan of Merger, dated as of April 8, 2003, duly executed by PSI, PSI Acquisition Sub, Inc., and Ramsay Youth Services, Inc.

         "Amended and Restated Loan Agreement" shall have the meaning assigned to such term in the recitals.

         "Amended and Restated Loan Documents" shall mean, collectively and each individually, the Amended and Restated Loan Agreement, the notes issued thereunder, the Security Documents, the Guarantees, the Stock Pledge Agreements, the Lockbox Agreements, the Participation Agreement, the UCC financing statements, the Subordination Agreements, the Landlord Waiver and Consents, the Borrowing Certificates, the Warrant Agreement and the Warrant and all other agreements, documents, instruments and certificates executed or delivered to Agent in connection with any loans made pursuant to the Original Loan Agreement, as the same may have been amended, modified or supplemented from time to time.

         "Amended and Restated Security Agreement" shall mean that certain Security Agreement, by and among the Existing Borrower and Agent, dated April 1, 2003, as the same may have been amended, modified or supplemented from time to time.

         "Applicable Rate" shall mean the interest rates applicable from time to time to Advances under the Agreement.

         "Availability" shall have the meaning assigned to such term in Section 2.1.

         "Borrowing Base" shall mean, as of any date of determination, the Net Collectible Value of Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with the Agreement; provided, however, that if as of such date the most recent Borrowing Certificate is of a date more than one month before such date, the Borrowing Base shall be determined by Agent in its sole discretion.

         "Borrowing Base Availability" shall mean 85% of the Borrowing Base, as may be adjusted by Agent in its sole credit judgment by applying percentages (known as "LIQUIDITY FACTORS") to Eligible Receivables by payor class based upon Borrower's actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Agent's underwriting practices and procedures, including, without limitation, Agent's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances; provided, that such liquidity factors and the advance rate may be adjusted by Agent throughout the Revolving Facility Term as warranted by Agent's underwriting practices and procedures in its sole credit judgment.

         "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A.

         "Borrowing Date" shall have the meaning assigned to such term in
Section 2.4.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed.

         "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

         "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

         "Change of Control" shall mean, with respect to any Borrower or Guarantor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such affiliate thereof, calculated on a fully diluted basis, excluding any sale and issuance of new equity securities by PSI, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) the initial public offering of its securities, or (iv) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof.

         "Charter and Good Standing Documents" shall mean, for each Borrower (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date not more than three Business Days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower, (ii) a copy of the bylaws or similar organizational documents certified as of a date not more than three Business Days before the Closing Date by the corporate secretary or assistant secretary of such Borrower, (iii) an original certificate of good standing as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower and of every other jurisdiction in which such Borrower has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party, certified by an authorized officer of such Person as of the Closing Date.

         "Closing" shall mean the satisfaction, or written waiver by Agent and Lenders, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby and which occurs on a date mutually satisfactory to Agent and Borrower.

         "Closing Date" shall mean the date the Closing occurs.

         "Collateral" shall mean, collectively and each individually, all collateral and/or security granted to Agent, for the benefit of itself and Lenders, by Borrower and/or Guarantors pursuant to the Loan Documents.

         "Collateral Assignment" shall mean the Collateral Assignment of the Agreement and Plan of Merger between Agent and PSI, consented to by Ramsay Youth Services, Inc., and dated as of the Closing Date.

         "Commitment" or "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Advances and Term Loans, as set forth on Schedule 1 or in the most recent Lender Addition Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances and Term Loans.

         "Compliance Certificate" shall have the meaning assigned to such term in Section 6.1(a).

         "Concentration Account" shall have the meaning assigned to such term in
Section 2.5.

         "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

         "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

         "Deposit Account" shall mean, collectively, the Lockbox Account and all bank or other depository accounts of any Borrower.

         "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

         "Dollars" shall mean the currency of the United States of America.

         "Early Termination Fee" shall mean the amount equal to 1% of the original principal amount of the Term Notes.

         "Eligible Receivables" shall mean (for purposes of calculating the Borrowing Base in any given month) each Account arising in the ordinary course of Borrower's business from the sale of goods or rendering of Services which Agent, in its reasonable discretion, deems an Eligible Receivable unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders, subject to no other Lien of equal or higher priority;

                  (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent; provided, that Agent in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

                  (c) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a beneficiary, recipient or subscriber individually and not directly by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Agent;

                  (d) it arises out of services rendered or a sale made to, or out of any other transaction between or with, one or more affiliates of any Borrower;

                  (e) it remains unpaid for longer than the earlier of (i) 120 calendar days after the first to occur of the claim date or invoice date, and (ii) 135 calendar days after the applicable Services were rendered;

                  (f) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if more than 10% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its affiliates remain unpaid for longer than the earlier of (i) 120 calendar days after the first to occur of the claim date or invoice date, and
(ii) 135 calendar days after the applicable Services were rendered;

                  (g) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, 25% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent's sole discretion, be increased or decreased);

                  (h) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates (except Medicaid/Medicare Account Debtors), if such Accounts exceed 20% of the net collectible dollar value of all Eligible Receivables at any one time (including Accounts from Medicaid/Medicare Account Debtors) (which percentage may, in Agent's sole discretion, be increased or decreased); provided, that only the portion of Accounts which exceed 20% shall be deemed ineligible for purposes of this subsection (h);

                  (i) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

                  (j) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

                  (k) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;

                  (l) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or an instrument of any kind or has been reduced to judgment;

                  (m) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Agent, for the benefit of itself and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with (for example, with respect to all Account payable directly by a Medicaid/Medicare Account Debtor);

                  (n) it is subject to any offset, credit (including any resource or other income credit or offset), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason; provided, however, that such Account shall be ineligible only to the extent of such offset, credit, deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute, counterclaim or contingency;

                  (o) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (p) any return, rejection or repossession of goods or services related to it has occurred;

                  (q)      it is not payable to Borrower;

                  (r) Borrower has agreed to accept or has accepted any non-cash payment for such Account;

                  (s) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (t) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in violation of any law; or

                  (u) it fails to meet such other specifications and requirements which may from time to time be established by Agent or is not otherwise satisfactory to Agent, as determined in Agent's reasonable discretion.

         "Environmental Laws" shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state, local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Event of Default" shall mean the occurrence of any event set forth in
Article VIII.

         "Facility Cap" shall mean $50,000,000.

         "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

         "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

         "Guarantor" shall mean, collectively and each individually, all guarantors of the Obligations or any part thereof.

         "Guaranty" shall mean, collectively and each individually, all guarantees executed by any Guarantors.

         "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

         "Healthcare Laws" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended,
Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

         "Healthcare Loan Agreement" shall mean that certain Loan and Security Agreement dated as of May 5, 2000, by and between Healthcare Business Credit Corporation (formerly known as Copelco/American Healthfund. Inc.) and Borrower and its Subsidiaries and affiliates named therein, as amended.

         "High Yield Documents" shall mean the Indenture among PSI, the guarantors party thereto and Wachovia Bank, National Association, as trustee, and all other documents, agreements and instruments pertaining to all or a portion of the High Yield Indebtedness, each as such exist on the Closing Date.

         "High Yield Indebtedness" shall mean the senior subordinated indebtedness in the amount of up to $200,000,000, and in an original amount of not less than $150,000,000, owing by Borrower as evidenced by Borrower's 10-5/8% senior subordinated notes due 2013 governed by the terms of the High Yield Documents.

         "HUD Application" shall have the meaning assigned to such term in
Section 6.13(b).

         "HUD Financing" shall mean any type of financing to or for Borrower, or any Subsidiary of Borrower, from the U.S. Department of Housing and Urban Development.

         "HUD Financing Subsidiaries" shall mean Holly Hill Real Estate, LLC, a North Carolina limited liability company, PSI Cedar Springs Hospital Real Estate, Inc., a Colorado corporation, Psychiatric Solutions of Oklahoma Real Estate, Inc., an Oklahoma corporation, Riveredge Real Estate, Inc., an Illinois corporation, Cypress Creek Real Estate, L.P., a Texas limited partnership, West Oaks Real Estate, L.P., a Texas limited partnership, Neuro Rehab Real Estate, L.P., a Texas limited partnership, Texas Laurel Ridge Hospital Real Estate, L.P., a Texas limited partnership, Texas Oaks Psychiatric Hospital Real Estate, L.P., a Texas limited partnership, Texas San Marcos Treatment Center Real Estate, L.P., a Texas limited partnership, and such other Subsidiaries of Borrower hereafter disclosed in writing to Agent and approved in writing by Agent.

         "Indebtedness" of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         "Indemnified Persons" shall have the meaning assigned to such term in
Section 12.4.

         "Initial Advance" shall have the meaning assigned to such term in
Section 4.1.

         "Insured Event" shall have the meaning assigned to such term in Section 12.4.

         "Insurer" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with any Borrower to compensate it for providing Services to such Person.

         "Intellectual Property" shall have the meaning assigned to such term in
Section 5.11.

         "Interest Settlement Date" shall have the meaning assigned to such term in Section 11.7(a)(iii).

         "Internal Cost Report" shall have the meaning assigned to such term in
Section 6.17(a).

         "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Agent from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

         "Lender Addition Agreement" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit C hereto.

         "Lenders" shall mean the financial institutions, from time to time named on Schedule 1 under the heading "Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any participant that is not otherwise a party to this Agreement).

         "Liability Event" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such or any other Borrower to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, excluding any cost report liability which has been appropriately recorded in Borrower's financial statements in accordance with GAAP, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses
(i) and (ii) above or successor provisions thereto.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

         "Liquidity Factors" shall have the meaning assigned to such term in the definition of Borrowing Base Availability.

         "Loan" or "Loans" shall mean, individually and collectively, the Term Loan and all Advances.

         "Loan Documents" shall mean, collectively and each individually, the Agreement, the Notes, the Security Documents, the Guarantees, the Stock Pledge Agreements, the Collateral Assignment, the Lockbox Agreements, the Participation Agreement, the UCC financing statements, the Subordination Agreements, the Landlord Waiver and Consents, the Borrowing Certificates, the Warrant Agreement and the Warrant and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

         "Lockbox Accounts" shall mean the accounts maintained by Borrower at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral are paid.

         "Lockbox Agreement" shall have the meaning assigned to such term in
Section 2.5.

         "Lockbox Banks" shall mean all banks at which Borrower maintains a Lockbox Account.

         "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any material portion of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower and Guarantors, in each case taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrowers and Guarantors (taken as a whole) to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

         "Maximum Loan Amount" shall mean $17,000,000.

         "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or
(iii) any agent, carrier, administrator or intermediary for any of the foregoing.

         "Minimum Termination Fee" shall mean (for the time period indicated) the amount equal to the greater of (a) Yield Maintenance, and (b) (i) 4% of the Facility Cap, if the date of termination is after the day that is six months after the Closing Date but before the second anniversary of the Closing Date; or (ii) 3% of the Facility Cap, if the date of termination is on or after the second anniversary of the Closing Date.

         "Mortgages" shall mean, collectively, those certain Mortgages, Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings executed by Borrower in favor of Agent, for the benefit of itself and Lenders, by which Borrower granted and conveyed to Agent, for the benefit of itself and Lenders, as security for the Obligations, a Lien upon the each of the Real Properties.

         "Net Collectible Value" shall mean the amount Borrower bills third party payors less deductible obligations and contractual allowances.

         "New Borrower" shall have the meaning assigned to such term in the recitals.

         "Note" shall mean, collectively and each individually, the Revolving Notes and the Term Notes.

         "Obligations" shall mean all shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Agent or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of any Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

         "Original Closing Date" shall mean November 30, 2001.

         "Original Loan Amount" shall have the meaning assigned to such term in the recitals.

         "Participant" shall have the meaning assigned to such term in Section 12.2(b).

         "Participation Agreement" shall mean that certain Participation Agreement by and between Agent and Healthcare.

         "Patient" shall mean any Person receiving Services from Borrower and all Persons legally liable to pay Borrower for such Services other than Insurers.

         "Payment Office" shall mean initially the address set forth beneath the Agent's name on the signature page of the Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

         "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

         "Permitted Indebtedness" shall have the meaning assigned to such term in Section 7.2.

         "Permitted Investments" shall mean:

                  (a) any investment in PSI or any Subsidiary of PSI to the extent permitted under Section 7.6 and 7.11;

                  (b) any investment in Cash Equivalents (as defined in Annex I);

                  (c) any investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and

                  (d) investments in prepaid expenses, negotiable instruments held for collection, utility and workers compensation, performance and similar deposits made in the ordinary course of business and consistent with past practices.

         "Permitted Liens" shall have the meaning assigned to such term in
Section 7.3.

         "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

         "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Agent; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

         "Pro Rata Share" shall mean (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders; provided, however, that if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment, (b) with respect to matters relating to a particular Term Loan of a Lender, the percentage obtained by dividing (i) the aggregate amount of such Lender's outstanding Term Loans by (ii) the aggregate amount of all outstanding Term Loans, and (c) with respect to all other matters, the percentage obtained by dividing (i) the aggregate amount of a Lender's Term Loans outstanding and such Lender's Commitment by (ii) the aggregate amount of all Lenders' Term Loans outstanding and all Lender's Commitments; in any case as such percentage may be adjusted by assignments permitted pursuant to Section 12.3.

         "PSI Surety" shall mean PSI Surety, Inc., a Montana corporation.

         "Ramsay Acquisition" shall mean the transaction contemplated by the Agreement and Plan of Merger.

         "Real Property" shall mean the owned real property listed on Schedule 5.4.

         "Receipt" shall have the meaning assigned to such term in Section 12.5.

         "Register" shall have the meaning assigned to such term in Section 12.2(c).

         "Released Parties" shall have the meaning assigned to such term in
Section 12.11.

         "Releasing Parties" shall have the meaning assigned to such term in
Section 12.11.

         "Requisite Lenders" shall mean Lenders holding or being responsible for 51% or more of the sum of (a) all outstanding Loans and (b) all unutilized Commitments.

         "Reserve Percentage" shall mean the maximum effective percentage in effect on a given day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) for a member bank of the Federal Reserve System with respect to Eurocurrency funding.

         "Revolving Facility" shall mean a revolving credit facility provided by Lenders to Borrower pursuant to Section 2.1.

         "Revolving Facility Term" shall mean the period commencing on the Closing Date and ending on the date that is three years after the Closing Date (i.e., the third year anniversary of the Closing Date).

         "Revolving Note(s)" shall mean, collectively and each individually, the Revolving Note A-1, the Revolving Note A-2, the Revolving Note B, the Revolving Note C and any additional promissory note(s) payable to the order of each Lender executed by Borrower evidencing the Revolving Facility, as the same may be modified, amended or supplemented from time to time.

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of June 28, 2002 by and between PSI and 1818 Mezzanine Fund, as amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

         "Security Agreement" shall mean that certain Second Amended and Restated Security Agreement executed by Borrower in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

         "Security Documents" shall mean the Notes, Security Agreement, Mortgages, Guarantees, Stock Pledge Agreements, Lockbox Agreements, UCC financing statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

         "Seller Notes" shall mean the indebtedness owing to The Brown Schools, Inc. as identified in the Subordination Agreement applicable thereto.

         "Services" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services.

         "Settlement Date" shall have the meaning assigned to such term in
Section 11.7(a)(ii).

         "Stock Pledge Agreement" shall mean, collectively and each individually, one or more Stock Pledge Agreements, executed by Borrowers and Guarantors in favor of Agent, for the benefit of itself and Lenders, as the same may be modified, amended or supplemented from time to time.

         "Subordinated Debt" shall mean any Indebtedness of Borrower that is expressly subordinated to the Obligations, including, without limitation, (i) the Indebtedness identified in each Subordination Agreement, (ii) the High Yield Indebtedness and (iii) the Seller Notes.

         "Subordination Agreement" shall mean, collectively and each individually, as each has been and may be amended, revised or restated, (i) that certain Subordination and Intercreditor Agreement, dated as of June 28, 2002 by and among CapitalSource, 1818 Mezzanine Fund, PSI (and its Subsidiaries thereof party thereto), (ii) that certain Amended and Restated Subordination Agreement, dated as of April 1, 2003 by and among CapitalSource, 1818 Mezzanine Fund, Hospitals and The Brown Schools, Inc., and (iii) any other subordination agreements to which Agent or any Lender and other service providers or creditors of any Borrower are a party.

         "Subsidiary" shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and
(ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

         "Term Finance Fee" shall mean the amount equal to 1.0% of the original principal amount of the Term Notes.

         "Termination Date" shall have the meaning assigned to such term in
Section 11.1.

         "Term Loan" shall mean a term loan facility provided by Lenders to Borrower pursuant to Section 2.6.

         "Term Loan Extension Fee" shall mean the amount equal to 1.0% of the result of (a) $17,000,000, minus (b) the portion of the Term Notes paid after the Closing Date as a result of a HUD Financing obtained through an affiliate of CapitalSource, payable by Borrower in the event the Term Notes Term is extended an additional two years.

         "Term Loan Maturity Date" shall have the meaning assigned to such term in Section 2.8.

         "Term Note(s)" shall mean, collectively and each individually, Term Note A, Term Note B and Term Note C and any additional promissory note(s) payable to the order of each Lender executed by Borrower evidencing the Term Loan, as the same may be modified, amended or supplemented from time to time.

         "Term Notes Term" shall mean the period commencing on the Original Closing Date and ending on the date that is two years after the Original Closing Date; provided, that this period may be extended for an additional two years (i.e., the fourth year anniversary of the Original Closing Date) upon (i) the mutual written agreement of the parties hereto and (ii) payment by Borrower of the Term Loan Extension Fee.

         "Term Termination" shall have the meaning assigned to such term in
Section 3.4(b).

         "The Brown Schools" shall mean The Brown Schools, Inc., a Delaware corporation.

         "Transferee" shall have the meaning assigned to such term in Section 12.2(a).

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

         "Unused Line Fee" shall have the meaning assigned to such term in
Section 3.2.

         "Warrant" shall have the meaning given such term in the Warrant Agreement.

         "Warrant Agreement" shall mean the Common Stock Purchase Warrant dated as of August 5, 2002, by and between Borrower and CapitalSource, as such may be modified, restated, amended or supplemented from time to time.

         "Yield Maintenance" shall mean the difference between (a) the all-in effective yield (measured as a percent per annum) on the Revolving Facility for the six months prior to termination of the Revolving Facility minus (b) the most recent published ask yield to maturity as quoted in the Wall Street Journal for United States Treasury Notes or Bills with a maturity date closest to the last day of the Revolving Facility Term multiplied by (c) the average amount of Advances outstanding (or amounts deemed to be outstanding under Section 2.3) under the Revolving Facility for the six months prior to termination of the Revolving Facility multiplied by (d) the quotient of (x) the number of months then remaining in the Revolving Facility Term divided by (y) twelve.

                           SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      AMONG

                          PSYCHIATRIC SOLUTIONS, INC.,
                        AND VARIOUS SUBSIDIARIES THEREOF

                                       AND

                            CAPITALSOURCE FINANCE LLC

                                   DATED AS OF
                                  JUNE 30, 2003

                           SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                TABLE OF CONTENTS

                                                                                                          Page
I.      DEFINITIONS....................................................................................     2

        1.1    GENERAL TERMS...........................................................................     3

II.     ADVANCES, PAYMENT AND INTEREST.................................................................     3

        2.1    THE REVOLVING FACILITY..................................................................     3
        2.2    THE REVOLVING NOTES; MATURITY...........................................................     3
        2.3    INTEREST................................................................................     4
        2.4    FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE....................     4
        2.5    COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX..............................     5
        2.6    TERM LOAN...............................................................................     6
        2.7    INTEREST ON THE TERM NOTES..............................................................     7
        2.8    REPAYMENT OF TERM LOAN; MATURITY........................................................     7
        2.9    MANNER OF PAYMENT.......................................................................     7
        2.10   REPAYMENT OF EXCESS ADVANCES............................................................     7
        2.11   OTHER MANDATORY PREPAYMENTS.............................................................     8
        2.12   PAYMENTS BY AGENT.......................................................................     8
        2.13   COLLATERAL; SECURITY INTEREST...........................................................     8
        2.14   COLLATERAL ADMINISTRATION...............................................................     8
        2.15   POWER OF ATTORNEY.......................................................................    10

III.    FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE...........................................    10

        3.1    COMMITMENT AND MODIFICATION FEES........................................................    10
        3.2    UNUSED LINE FEE.........................................................................    10
        3.3    COLLATERAL MANAGEMENT FEE...............................................................    11
        3.4    EARLY TERMINATION/ FINANCE FEES.........................................................    11
        3.5    COMPUTATION OF FEES; LAWFUL LIMITS......................................................    12
        3.6    DEFAULT RATE OF INTEREST................................................................    12
        3.7    ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY, CROSS-GUARANTY AND CONTRIBUTION RIGHTS;
                GUARANTY ENFORCEMENT...................................................................    12
        3.8    WARRANTS................................................................................    16
        3.9    ALLOCATION OF PURCHASE PRICE............................................................    16

IV.     CONDITIONS PRECEDENT...........................................................................    16

        4.1    CONDITIONS TO INITIAL ADVANCE, FUNDING OF TERM LOAN AND CLOSING.........................    16
        4.2    CONDITIONS TO EACH ADVANCE AND FUNDING OF THE TERM LOAN.................................    20

V.      REPRESENTATIONS AND WARRANTIES.................................................................    21

        5.1    ORGANIZATION AND AUTHORITY..............................................................    21
        5.2    LOAN DOCUMENTS..........................................................................    21
        5.3    SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS....................................    22
        5.4    PROPERTIES..............................................................................    22
        5.5    OTHER AGREEMENTS........................................................................    22
        5.6    LITIGATION..............................................................................    23
        5.7    HAZARDOUS MATERIALS.....................................................................    23
        5.8    TAX RETURNS; GOVERNMENTAL REPORTS.......................................................    23

        5.9    FINANCIAL STATEMENTS AND REPORTS........................................................    23
        5.10   COMPLIANCE WITH LAW.....................................................................    24
        5.11   INTELLECTUAL PROPERTY...................................................................    24
        5.12   LICENSES AND PERMITS; LABOR.............................................................    24
        5.13   NO DEFAULT..............................................................................    25
        5.14   DISCLOSURE..............................................................................    25
        5.15   EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN CONTRACTS....................    25
        5.16   OTHER AGREEMENTS........................................................................    25
        5.17   INSURANCE...............................................................................    26
        5.18   NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL......................................    26
        5.19   NON-SUBORDINATION.......................................................................    26
        5.20   ACCOUNTS................................................................................    26
        5.21   HEALTHCARE..............................................................................    27
        5.22   SURVIVAL................................................................................    27

VI.     AFFIRMATIVE COVENANTS..........................................................................    27

        6.1    FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION.....................................    28
        6.2    PAYMENT OF OBLIGATIONS..................................................................    30
        6.3    CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS.............................    30
        6.4    COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS.............................................    30
        6.5    INSURANCE...............................................................................    30
        6.6    TRUE BOOKS..............................................................................    31
        6.7    INSPECTION; PERIODIC AUDITS.............................................................    31
        6.8    FURTHER ASSURANCES; POST CLOSING........................................................    31
        6.9    PAYMENT OF INDEBTEDNESS.................................................................    32
        6.10   LIEN RELEASES...........................................................................    32
        6.11   USE OF PROCEEDS.........................................................................    32
        6.12   COLLATERAL DOCUMENTS....................................................................    32
        6.13   RIGHT OF FIRST REFUSAL..................................................................    32
        6.14   TAXES AND OTHER CHARGES.................................................................    33
        6.15   PATIENT BILLS...........................................................................    34
        6.16   MODIFICATION OF SUBORDINATION AGREEMENTS................................................    34
        6.17   INTERNAL COST REPORTS; RESERVES.........................................................    34

VII.    NEGATIVE COVENANTS.............................................................................    35

        7.1    FINANCIAL COVENANTS.....................................................................    35
        7.2    INDEBTEDNESS............................................................................    35
        7.3    LIENS...................................................................................    36
        7.4    INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES.................................    37
        7.5    DIVIDENDS; REDEMPTIONS..................................................................    37
        7.6    TRANSACTIONS WITH AFFILIATES............................................................    37
        7.7    CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS............................    38
        7.8    TRUTH OF STATEMENTS.....................................................................    38
        7.9    PAYMENT ON SUBORDINATED DEBT............................................................    39
        7.10   AMENDMENT OF THE HIGH YIELD DOCUMENTS...................................................    39
        7.11   NON-BORROWERS...........................................................................    39

VIII.   EVENTS OF DEFAULT..............................................................................    40

IX.     RIGHTS AND REMEDIES AFTER DEFAULT..............................................................    42

        9.1    RIGHTS AND REMEDIES.....................................................................    42
        9.2    RIGHTS AND REMEDIES NOT EXCLUSIVE.......................................................    43

X.      WAIVERS AND JUDICIAL PROCEEDINGS...............................................................    44

        10.1   WAIVERS.................................................................................    44
        10.2   DELAY; NO WAIVER OF DEFAULTS............................................................    44
        10.3   JURY WAIVER.............................................................................    44
        10.4   COOPERATION IN DISCOVERY AND LITIGATION.................................................    45
        10.5   AMENDMENT AND WAIVERS...................................................................    45

XI.     EFFECTIVE DATE AND TERMINATION.................................................................    46

        11.1   EFFECTIVENESS AND TERMINATION...........................................................    46
        11.2   SURVIVAL................................................................................    46
        11.3   AGENT...................................................................................    46
        11.4   CONSENTS................................................................................    51
        11.5   SET-OFF AND SHARING OF PAYMENTS.........................................................    51
        11.6   DISBURSEMENT OF FUNDS...................................................................    52
        11.7   SETTLEMENTS; PAYMENTS AND INFORMATION...................................................    52
        11.8   DISSEMINATION OF INFORMATION............................................................    54

XII.    MISCELLANEOUS..................................................................................    54

        12.1   GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE..................................    54
        12.2   SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS..................................    55
        12.3   APPLICATION OF PAYMENTS.................................................................    58
        12.4   INDEMNITY...............................................................................    58
        12.5   NOTICE..................................................................................    59
        12.6   SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES..............................    59
        12.7   EXPENSES................................................................................    59
        12.8   ENTIRE AGREEMENT........................................................................    60
        12.9   AGENT APPROVALS.........................................................................    60
        12.10  CONFIDENTIALITY AND PUBLICITY...........................................................    60
        12.11  RELEASE OF AGENT AND LENDERS............................................................    61
        12.12  AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION...........................................    61
        12.13  JOINDER.................................................................................    61